   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1997


                                                      REGISTRATION NO. 333-35273


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

JACOR COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE         4832                   31-0978313
(State or other  (Primary Standard      (I.R.S. Employer
jurisdication    Industrial             Identification
of               Classification         No.)
Incorporation    Code Number)
or
organization)

JACOR COMMUNICATIONS COMPANY
(Exact name of registrant as specified in its charter)

FLORIDA          4832                   59-2054850
(State or other  (Primary Standard      (I.R.S. Employer
jurisdication    Industrial             Identification
of               Classification         No.)
Incorporation    Code Number)
or
organization)

                         50 EAST RIVERCENTER BOULEVARD
                                   12TH FLOOR
                           COVINGTON, KENTUCKY 41011
                                 (606) 655-2267
         (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

  SEE "TABLE OF ADDITIONAL REGISTRANTS" ON THE FOLLOWING PAGE FOR INFORMATION
   RELATING TO ADDITIONAL GUARANTORS OF CERTAIN SECURITIES REGISTERED HEREBY.

                            ------------------------

                              R. CHRISTOPHER WEBER
                           JACOR COMMUNICATIONS, INC.
                         50 EAST RIVERCENTER BOULEVARD
                                   12TH FLOOR
                           COVINGTON, KENTUCKY 41011
                                 (606) 655-2267
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                          COPIES OF COMMUNICATIONS TO:

                           Richard G. Schmalzl, Esq.
                              H. Samuel Lind, Esq.
                            Graydon, Head & Ritchey
                            1900 Fifth Third Center
                             Cincinnati, Ohio 45202
                                 (513) 621-6464
                              (513) 651-3836 (fax)

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

BROADCAST FINANCE, INC.                                                             Ohio                         4832
CINE FILMS, INC.                                                              California                         7812
CINE GUARANTORS, INC.                                                         California                         7812
CINE GUARANTORS II, INC.                                                      California                         7812
CINE GUARANTORS II, LTD.                                                          Canada                         7812
CINE MOBILE SYSTEMS INT'L. N.V.                                                  Antille                         7819
CINE MOVIL S.A. de C.V.                                                           Mexico                         7819
CITICASTERS CO.                                                                     Ohio                         4832
F.M.I. PENNSYLVANIA, INC.                                                   Pennsylvania                         4832
GACC-N26LB, INC.                                                                Delaware                         4522
GACC-340, INC.                                                                  Delaware                         4522
GEORGIA NETWORK EQUIPMENT, INC.                                                  Georgia                         4832
GREAT AMERICAN MERCHANDISING GROUP, INC.                                        New York                         6794
GREAT AMERICAN TELEVISION PRODUCTIONS, INC.                                   California                         7812
INMOBILIARIA RADIAL, S.A. de C.V.                                                 Mexico                         4832
JACOR BROADCASTING CORPORATION                                                      Ohio                         4832
JACOR BROADCASTING OF ATLANTA, INC.                                              Georgia                         4832
JACOR BROADCASTING OF CHARLESTON, INC.                                          Delaware                         4832
JACOR BROADCASTING OF COLORADO, INC.                                            Colorado                         4832
JACOR BROADCASTING OF DENVER, INC.                                            California                         4832
JACOR BROADCASTING OF FLORIDA, INC.                                              Florida                         4832
JACOR BROADCASTING OF KANSAS CITY, INC.                                         Delaware                         4832
JACOR BROADCASTING OF LAS VEGAS, INC.                                           Delaware                         4832
JACOR BROADCASTING OF LAS VEGAS II, INC.                                        Delaware                         4832
JACOR BROADCASTING OF LOUISVILLE, INC.                                          Delaware                         4832
JACOR BROADCASTING OF LOUISVILLE II, INC.                                       Delaware                         4832
JACOR BROADCASTING OF SALT LAKE CITY, INC.                                      Delaware                         4832
JACOR BROADCASTING OF SALT LAKE CITY II, INC.                                   Delaware                         4832
JACOR BROADCASTING OF SAN DIEGO, INC.                                           Delaware                         4832
JACOR BROADCASTING OF SARASOTA, INC.                                             Florida                         4832
JACOR BROADCASTING OF ST. LOUIS, INC.                                           Delaware                         4832
JACOR BROADCASTING OF TAMPA BAY, INC.                                            Florida                         4832
JACOR BROADCASTING OF TOLEDO, INC.                                            California                         4832
JACOR BROADCASTING OF YOUNGSTOWN, INC.                                              Ohio                         4832
JACOR CABLE, INC.                                                               Kentucky                         4841
JACOR LICENSEE OF CHARLESTON, INC.                                              Delaware                         4832
JACOR LICENSEE OF KANSAS CITY, INC.                                             Delaware                         4832
JACOR LICENSEE OF LAS VEGAS, INC.                                               Delaware                         4832
JACOR LICENSEE OF LAS VEGAS II, INC.                                            Delaware                         4832
JACOR LICENSEE OF LOUISVILLE, INC.                                              Delaware                         4832
JACOR LICENSEE OF LOUISVILLE II, INC.                                           Delaware                         4832
JACOR LICENSEE OF SALT LAKE CITY, INC.                                          Delaware                         4832
JACOR LICENSEE OF SALT LAKE CITY II, INC.                                       Delaware                         4832
JACOR/PREMIERE HOLDING, INC.                                                    Delaware                         7922
JBSL, INC.                                                                      Missouri                         4832
LOCATION PRODUCTIONS, INC.                                                    California                         7812
LOCATION PRODUCTIONS II, INC.                                                 California                         7812
MULTIVERSE ACQUISITION CORP.                                                    Delaware                         7922
NOBLE BROADCAST CENTER, INC.                                                  California                         4832
NOBLE BROADCAST GROUP, INC.                                                     Delaware                         4832
NOBLE BROADCAST HOLDINGS, INC.                                                  Delaware                         4832
NOBLE BROADCAST LICENSES, INC.                                                California                         4832
NOBLE BROADCAST OF SAN DIEGO, INC.                                            California                         4832
NOBRO, S.C.                                                                       Mexico                         4832
NOVA MARKETING GROUP, INC.                                                    California                         8732
NSN NETWORK SERVICES, LTD.                                                      Delaware                         4899
PREMIERE RADIO NETWORKS, INC.                                                   Delaware                         7922
RADIO-ACTIVE MEDIA, INC.                                                        Delaware                         7922
SPORTS RADIO BROADCASTING, INC.                                               California                         4832
SPORTS RADIO, INC.                                                            California                         4832
TAFT-TCI SATELLITE SERVICES, INC.                                               Colorado                         4899
THE SY FISCHER COMPANY AGENCY, INC.                                           California                         7922
VTTV PRODUCTIONS                                                              California                         7812
WHOK, INC.                                                                          Ohio                         4832

                                                                          (State or other            (Primary Standard
                                                                          jurisdiction of                Industrial
                                                                         incorporation or           Classification Code
    (Exact name of registrant as specified in its charter)                 organization)                  Number)
------------------------------------------------------------------  ---------------------------  --------------------------

BROADCAST FINANCE, INC.                                                   31-1390698
CINE FILMS, INC.                                                          95-2945526
CINE GUARANTORS, INC.                                                     95-2677644
CINE GUARANTORS II, INC.                                                  95-2960196
CINE GUARANTORS II, LTD.                                              Not Applicable
CINE MOBILE SYSTEMS INT'L. N.V.                                       Not Applicable
CINE MOVIL S.A. de C.V.                                               Not Applicable
CITICASTERS CO.                                                           31-1081002
F.M.I. PENNSYLVANIA, INC.                                                 59-1648738
GACC-N26LB, INC.                                                          31-1231527
GACC-340, INC.                                                            31-1251968
GEORGIA NETWORK EQUIPMENT, INC.                                           31-0317907
GREAT AMERICAN MERCHANDISING GROUP, INC.                                  13-2658721
GREAT AMERICAN TELEVISION PRODUCTIONS, INC.                               31-1019819
INMOBILIARIA RADIAL, S.A. de C.V.                                     Not Applicable
JACOR BROADCASTING CORPORATION                                            31-1363232
JACOR BROADCASTING OF ATLANTA, INC.                                       31-1133504
JACOR BROADCASTING OF CHARLESTON, INC.                                    57-1030503
JACOR BROADCASTING OF COLORADO, INC.                                      31-1212116
JACOR BROADCASTING OF DENVER, INC.                                        33-0250362
JACOR BROADCASTING OF FLORIDA, INC.                                       31-1102108
JACOR BROADCASTING OF KANSAS CITY, INC.                                   43-1722735
JACOR BROADCASTING OF LAS VEGAS, INC.                                     61-1263208
JACOR BROADCASTING OF LAS VEGAS II, INC.                                  31-1506631
JACOR BROADCASTING OF LOUISVILLE, INC.                                    61-1257881
JACOR BROADCASTING OF LOUISVILLE II, INC.                                 31-1506626
JACOR BROADCASTING OF SALT LAKE CITY, INC.                                87-0546502
JACOR BROADCASTING OF SALT LAKE CITY II, INC.                             31-1506618
JACOR BROADCASTING OF SAN DIEGO, INC.                                     31-1440011
JACOR BROADCASTING OF SARASOTA, INC.                                      31-1468564
JACOR BROADCASTING OF ST. LOUIS, INC.                                     33-0294761
JACOR BROADCASTING OF TAMPA BAY, INC.                                     31-1234979
JACOR BROADCASTING OF TOLEDO, INC.                                        30-0200806
JACOR BROADCASTING OF YOUNGSTOWN, INC.                                    34-1308506
JACOR CABLE, INC.                                                         31-1273897
JACOR LICENSEE OF CHARLESTON, INC.                                        57-1031405
JACOR LICENSEE OF KANSAS CITY, INC.                                       43-1724459
JACOR LICENSEE OF LAS VEGAS, INC.                                         88-0345737
JACOR LICENSEE OF LAS VEGAS II, INC.                                      31-1506613
JACOR LICENSEE OF LOUISVILLE, INC.                                        61-1289758
JACOR LICENSEE OF LOUISVILLE II, INC.                                     31-1506609
JACOR LICENSEE OF SALT LAKE CITY, INC.                                    87-0546823
JACOR LICENSEE OF SALT LAKE CITY II, INC.                                 31-1506621
JACOR/PREMIERE HOLDING, INC.                                              95-4523968
JBSL, INC.                                                                43-1735433
LOCATION PRODUCTIONS, INC.                                                95-2556702
LOCATION PRODUCTIONS II, INC.                                             95-2945537
MULTIVERSE ACQUISITION CORP.                                                 Pending
NOBLE BROADCAST CENTER, INC.                                              33-0189045
NOBLE BROADCAST GROUP, INC.                                               33-0215206
NOBLE BROADCAST HOLDINGS, INC.                                            33-0492627
NOBLE BROADCAST LICENSES, INC.                                            34-1794221
NOBLE BROADCAST OF SAN DIEGO, INC.                                        95-3230874
NOBRO, S.C.                                                           Not Applicable
NOVA MARKETING GROUP, INC.                                                33-0578898
NSN NETWORK SERVICES, LTD.                                                31-1125479
PREMIERE RADIO NETWORKS, INC.                                             95-4083971
RADIO-ACTIVE MEDIA, INC.                                                  31-1511358
SPORTS RADIO BROADCASTING, INC.                                           33-0525378
SPORTS RADIO, INC.                                                        95-4350343
TAFT-TCI SATELLITE SERVICES, INC.                                         84-0863016
THE SY FISCHER COMPANY AGENCY, INC.                                       95-2792659
VTTV PRODUCTIONS                                                          31-0924795
WHOK, INC.                                                                34-1092716

                                                                    (I.R.S. Employer
                                                                     Identification
    (Exact name of registrant as specified in its charter)                No.)
------------------------------------------------------------------  -----------------


                         50 EAST RIVERCENTER BOULEVARD
                                   12TH FLOOR
                           COVINGTON, KENTUCKY 41011
                                 (606) 655-2267
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                         ------------------------------

                              R. CHRISTOPHER WEBER
                           JACOR COMMUNICATIONS, INC.
                         50 EAST RIVERCENTER BOULEVARD
                                   12TH FLOOR
                           COVINGTON, KENTUCKY 41011
                                 (606) 655-2267
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and
Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.
This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 25, 1997


                          JACOR COMMUNICATIONS COMPANY

                     OFFER TO EXCHANGE $150,000,000 OF ITS
              8 3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2007,
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,
                      FOR $150,000,000 OF ITS OUTSTANDING

                   8 3/4% SENIOR SUBORDINATED NOTES DUE 2007
                            ------------------------


    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 2, 1998, UNLESS EXTENDED.


    Jacor Communications Company ("JCC"), a wholly owned subsidiary of Jacor Communications, Inc. ("Jacor"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate of up to $150,000,000 principal amount of 8 3/4% Series B Senior Subordinated Notes due 2007 (the "Exchange Notes") of JCC for an identical face amount of the issued and outstanding 8 3/4% Senior Subordinated Notes due 2007 (the "Old Notes" and together with the Exchange Notes, the "Notes") of JCC from the Holders (as defined herein) thereof. As of the date of this Prospectus, there is $150,000,000 aggregate principal amount of the Old Notes outstanding. The terms of the Exchange Notes are identical in all material respects to the Old Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for liquidated damages in respect of the Old Notes under certain circumstances described in the Registration Rights Agreement (as defined herein), which provisions will terminate as to all of the Notes upon consummation of the Exchange Offer.

    The Exchange Notes will mature on June 15, 2007. Interest on the Exchange Notes is payable semi-annually on June 15 and December 15 of each year, commencing December 15, 1997. JCC will not be required to make any mandatory redemption or sinking fund payment with respect to the Exchange Notes prior to maturity. The Exchange Notes will be redeemable at the option of JCC, in whole or in part, at any time on or after June 15, 2002 at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In the event of a Change of Control (as defined herein), JCC will be required to make an offer to repurchase the Exchange Notes, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that JCC will have, or will have access to, sufficient funds to repurchase the Exchange Notes upon a Change of Control. See "The Exchange Notes -- Certain Covenants -- Repurchase of Exchange Notes at the Option of the Holder Upon a Change of Control."


    The Exchange Notes will be general unsecured obligations of JCC, subordinated in right of payment to all Senior Debt (as defined herein) of JCC, including the Credit Facility. As of November 5, 1997, JCC had outstanding an aggregate principal amount of $517.5 million of Senior Debt. All subsidiaries of JCC will become Subsidiary Guarantors (each as defined herein) if required by the indenture governing the Exchange Notes. See "The Exchange Notes -- Certain Covenants -- Subsidiary Guarantors" and "Description of Indebtedness -- Credit Facility," "-- The 9 3/4% Notes" and "-- The 10 1/8% Notes."


    The Exchange Notes will be fully and unconditionally guaranteed on a senior subordinated basis by Jacor and the Subsidiary Guarantors (the Subsidiary Guarantors, together with Jacor, the "Guarantors") (limited only to the extent necessary to avoid each such guarantee being considered a fraudulent conveyance under applicable law) on a joint and several basis (the "Guarantees"). The Guarantees will be general unsecured obligations of the Guarantors.

    The Old Notes were sold on June 17, 1997 in a transaction not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. The Exchange Notes are being offered hereby in order to satisfy certain obligations of JCC contained in the Registration Rights Agreement. Based on interpretations of comments by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, JCC believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of JCC within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that such Exchange Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such Exchange Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes. However, JCC has not sought, and does not intend to seek, its own no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Notwithstanding the foregoing, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of Exchange Notes received in exchange for such Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from JCC). JCC has agreed that, for a period ending on the earlier of (i) 180 days after consummation of the Exchange Offer (subject to extension in certain events) and (ii) the date on which all participating broker-dealers have sold their Exchange Notes, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    Except as described herein, the Exchange Notes initially will be in the form of one or more registered global book-entry notes without interest coupons (collectively, the "Global Exchange Notes") and will be deposited with the Trustee as custodian for The Depository Trust Company, New York, New York ("DTC") and registered in the name of DTC or its nominee, in each case for credit to the accounts of Direct and Indirect Participants (as defined herein). The Global Exchange Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. See "The Exchange Notes -- Book-Entry, Delivery and Form."

    The Old Notes are eligible for trading in the Private Offering, Resales and Trading through Automated Linkages ("PORTAL") market. Except as described above, JCC does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There has not previously been any public market for the Exchange Notes and there can be no assurance that an active market for the Exchange Notes will develop. Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for untendered Old Notes could be adversely affected.

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. The date of acceptance and exchange of the Old Notes (the "Exchange Date") will be the fourth business day following the Expiration Date (as defined herein). Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. JCC will not receive any proceeds from the Exchange Offer. JCC will pay all of the expenses incident to the Exchange Offer.

    SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF THE RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------


                THE DATE OF THIS PROSPECTUS IS NOVEMBER   , 1997

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS PROSPECTUS.

                             AVAILABLE INFORMATION

    Jacor is subject to the informational requirements of the Exchange Act and accordingly files reports, proxy statements, and other information with the Commission. Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Jacor files its reports, proxy statements, and other information with the Commission electronically, and the Commission maintains a Web site located at http://www.sec.gov containing such information.

    Jacor has filed a Registration Statement on Form S-4 together with all amendments and exhibits thereto with the Commission under the Securities Act with respect to this Exchange Offer. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including any amendments, schedules, and exhibits thereto, is available for inspection and copying as set forth above. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein include all material terms of such contracts or other documents but are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    Jacor Common Stock is traded on the Nasdaq National Market. Reports, proxy and information statements, and other information concerning Jacor are available for inspection and copying at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006-1506. No application has been made, and JCC does not currently intend, to list on the Nasdaq National Market the Exchange Notes to be issued in connection with the Exchange Offer.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents ("Jacor Reports"), previously filed by Jacor with the Commission under the Exchange Act are incorporated herein by reference:

    (a) Jacor's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended;


    (b) Jacor's Current Reports on Form 8-K dated January 9, 1997, January 24, 1997, March 7, 1997 (amending Jacor's Form 8-K dated October 23, 1996), March 21, 1997, as amended, April 8, 1997, as amended, May 5, 1997, May 16, 1997, June 12, 1997, as amended, August 29, 1997, September 30, 1997,
       November 4, 1997, and November 21, 1997;



    (c) Jacor's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and


    (d) Jacor's Form 8-B Registration Statement dated September 23, 1996.

    All documents filed by Jacor pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the effective time of the Exchange Offer shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


    THIS PROSPECTUS INCORPORATES DOCUMENTS RELATING TO JACOR BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE UPON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS PROSPECTUS HAS BEEN DELIVERED. SUCH REQUEST SHOULD BE DIRECTED TO JACOR COMMUNICATIONS, INC., 50 EAST RIVERCENTER BOULEVARD, 12TH FLOOR, COVINGTON, KENTUCKY 41011, ATTENTION: PAUL F. SOLOMON, ESQ., SENIOR VICE PRESIDENT-GENERAL COUNSEL, TELEPHONE NUMBER (606) 655-2267, FAX NUMBER (606) 655-9345. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY DECEMBER 26, 1997.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THE PROSPECTUS AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERM (I) "JACOR" REFERS TO JACOR COMMUNICATIONS, INC. AND ITS SUBSIDIARIES, INCLUDING JCC, AND THEIR COMBINED OPERATIONS ON A HISTORICAL BASIS; AND (II) "COMPANY" REFERS TO JACOR, THE ENTITIES, RADIO STATIONS AND OTHER ASSETS TO BE OWNED BY JACOR ON A COMBINED BASIS ASSUMING THE PENDING TRANSACTIONS ARE CONSUMMATED AS CURRENTLY SET FORTH IN THE RESPECTIVE TRANSACTION AGREEMENTS. THE TERM "PENDING TRANSACTIONS" REFERS TO THE PENDING ACQUISITIONS, DISPOSITIONS AND EXCHANGES WHICH HAVE BEEN ENTERED INTO BY JACOR AND HAVE BEEN DESCRIBED IN THE JACOR REPORTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." CERTAIN OF THE PENDING TRANSACTIONS WILL NOT BE CONSUMMATED PRIOR TO THE CLOSING OF THE EXCHANGE OFFER.

                                  THE COMPANY


    Jacor and JCC, a direct wholly-owned subsidiary of Jacor, are holding companies engaged primarily in the radio broadcasting business. Through their subsidiaries, Jacor and JCC also distribute nationally syndicated talk programming for radio broadcasting, provide support services to other broadcasting companies and own and operate one television station in Cincinnati, Ohio. Jacor's principal executive offices are located at 50 East RiverCenter Boulevard, 12th Floor, Covington, Kentucky 41011 and its telephone number is
(606) 655-2267.


                       SUMMARY HISTORICAL FINANCIAL DATA


    The following sets forth summary historical financial data for Jacor for the three years ended December 31, 1996 and the nine month periods ended September 30, 1996 and 1997. The comparability of the historical consolidated financial data reflected in this financial data has been significantly impacted by acquisitions and dispositions. The information presented below is qualified in its entirety by, and should be read in conjunction with, "SELECTED HISTORICAL FINANCIAL DATA."


                                   HISTORICAL
                             (DOLLARS IN THOUSANDS)


                                                                                            NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                                      ----------------------------------  ----------------------
                                                         1994        1995        1996        1996        1997
                                                      ----------  ----------  ----------  ----------  ----------
STATEMENT OF OPERATIONS DATA
  Net revenue.......................................  $  107,010  $  118,891  $  223,761  $  127,520  $  368,941
  Broadcast operating expenses......................      80,468      87,290     151,056      91,694     251,513
  Depreciation and amortization.....................       9,698       9,483      23,404      10,601      53,097
  Corporate general and administrative expenses.....       3,361       3,501       7,629       4,080       9,240
  Operating income..................................      13,483      18,617      39,360      21,145      55,091
  Net income........................................       7,852      10,965       5,105       4,737      (5,412)
OTHER FINANCIAL DATA
  Broadcast cash flow...............................  $   26,542  $   31,601  $   72,696  $   35,826  $  117,428
  Broadcast cash flow margin........................        24.8%       26.6%       32.5%       28.1%       31.8%
  EBITDA............................................  $   23,181  $   28,100  $   62,764  $   31,746  $  108,188
  Capital expenditures..............................  $    2,221  $    4,969  $   11,852  $    7,506  $   12,485

                               THE EXCHANGE OFFER


Registration Agreement.......  The Old Notes were issued on June 17, 1997 to the initial purchasers (the "Initial Purchasers") of the Old Notes. The
                               Initial Purchasers resold the Old Notes to certain qualified institutional buyers in reliance on, and subject to the
                               restrictions imposed pursuant to, Rule 144A. In connection therewith, JCC and the Initial Purchasers entered into the
                               Registration Rights Agreement (the "Registration Rights
                               Agreement"), dated June 17, 1997 among JCC, the Guarantors, and Donaldson, Lufkin & Jenrette Securities Corporation,
                               Chase Securities, Inc. and Merrill Lynch & Co. (the "Initial
                               Purchasers"), providing, among other things, for the
                               Exchange Offer. See "The Exchange Offer."
The Exchange Offer...........  JCC is offering to exchange pursuant to the Exchange Offer up to $150,000,000 aggregate principal amount of its new
                               8 3/4% Series B Senior Subordinated Notes due 2007 (the
                               "Exchange Notes") for a like aggregate principal amount of its outstanding 8 3/4% Senior Subordinated Notes due 2007
                               (the "Old Notes" and together with the Exchange Notes, the
                               "Notes). The terms of the Exchange Notes are identical in
                               all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferrable by Holders
                               (as defined herein) thereof (other than as provided herein), and are not subject to any covenant regarding registration under the Securities Act. See "The Exchange Offer."
Interest Payments............  Interest on the Exchange Notes shall accrue from the last interest payment date (June 15 or December 15) on which
                               interest was paid on the Notes so surrendered or, if no
                               interest has been paid on such Notes, from June 17, 1997
                               (the "Interest Payment Date").
Minimum Condition............  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.
Expiration Date; Withdrawal
 of Tender...................  The Exchange Offer will expire at 5:00 p.m., New York City time on January 2, 1998, unless the Exchange Offer is
                               extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is
                               extended. JCC does not currently intend to extend the
                               Expiration Date and any extension will not affect the
                               payment of interest on the interest payment dates. Tenders may be withdrawn at any time prior to 5:00 p.m., New York
                               City time, on the Expiration Date. See "The Exchange Offer
                               -- Withdrawal Rights."
Exchange Date................  The date of acceptance for exchange of the Old Notes will be the fourth business day following the Expiration Date.
Conditions to the Exchange
 Offer.......................  The Exchange Offer is subject to certain customary conditions, which may be waived by JCC. JCC currently
                               expects that each of the conditions will be satisfied and
                               that no waivers will be necessary. See "The Exchange Offer
                               -- Certain Conditions to the Exchange Offer." JCC reserves the right to terminate or amend the Exchange Offer at any
                               time prior to the Expiration Date upon the occurrence of any such condition.

Procedures for Tendering Old
 Notes.......................  Each holder of Old Notes wishing to accept the Exchange
                               Offer must complete, sign and date the Letter of
                               Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or
                               otherwise deliver such Letter of Transmittal, or such
                               facsimile, together with the Old Notes and any other
                               required documentation to the Exchange Agent (as defined
                               herein) at the address set forth therein. See "The Exchange
                               Offer -- Procedures for Tendering Old Notes" and "Plan of
                               Distribution."

Use of Proceeds..............  There will be no proceeds to JCC from the exchange of Notes pursuant to the Exchange Offer.
Federal Income Tax
 Consequences................  The exchange of Notes pursuant to the Exchange Offer will not be a taxable event for federal income tax purposes. See
                               "Certain U.S. Federal Income Tax Considerations."
Special Procedures for
 Beneficial Owners...........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered
                               holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering the
                               Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power from the
                               registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer --
                               Procedures for Tendering Old Notes."

Guaranteed Delivery
 Procedures..................  Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any
                               other documents required by the Letter of Transmittal to the
                               Exchange Agent prior to the Expiration Date must tender
                               their Old Notes according to the guaranteed delivery
                               procedures set forth in "The Exchange Offer -- Procedures
                               for Tendering Old Notes."
Acceptance of Old Notes and
 Delivery of Exchange
 Notes.......................  JCC will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m.,
                               New York City time, on the Expiration Date. The Exchange
                               Notes issued pursuant to the Exchange Offer will be
                               delivered promptly following the Expiration Date. See "The
                               Exchange Offer -- Acceptance of Old Notes for Exchange;
                               Delivery of Exchange Notes."

Effect on Holders of Old
 Notes.......................  As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of this Exchange Offer, JCC will have fulfilled a
                               covenant contained in the Registration Rights Agreement and, accordingly, there will be no liquidated damages in respect of the Old Notes pursuant to the terms of the Registration
                               Rights Agreement, and the holders of the Old Notes will have no further registration or other rights under the
                               Registration Rights Agreement. Holders of the Old Notes who
                               do not tender their

                               Old Notes in the Exchange Offer will continue to hold such
                               Old Notes and will be entitled to all the rights and
                               limitations applicable thereto under the Indenture dated
                               June 17, 1997 between JCC, the Guarantors and The Bank of
                               New York relating to the Old Notes and the Exchange Notes
                               (the "Indenture"), except for any such rights under the
                               Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the
                               making of, and the acceptance for exchange of all validly
                               tendered Old Notes pursuant to, the Exchange Offer. All
                               untendered Old Notes will continue to be subject to the
                               restrictions on transfer provided for in the Old Notes and the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for untendered Old Notes could be adversely affected.

Resale of Exchange Notes.....  JCC is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain
                               interpretive letters addressed to third parties in other
                               transactions. However, JCC has not sought its own
                               interpretive letter and there can be no assurance that the staff would make a similar determination with respect to the
                               Exchange Offer as it has in such interpretive letters to
                               third parties. Based on these interpretations by the staff,
                               JCC believes that the Exchange Notes issued pursuant to the
                               Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder (other than any holder who is a broker-dealer or an "affiliate" of
                               JCC within the meaning of Rule 405 of the Securities Act)
                               without further compliance with the registration and
                               prospectus delivery requirements of the Securities Act,
                               provided that such Exchange Notes are acquired in the
                               ordinary course of such holder's business and that such
                               holder is not participating, and has no arrangement or
                               understanding with any person to participate, in a
                               distribution (within the meaning of the Securities Act) of such Exchange Notes. However, any holder who is an
                               "affiliate" of JCC or who has an arrangement or
                               understanding with respect to the distribution of the
                               Exchange Notes to be acquired pursuant to the Exchange
                               Offer, or any broker-dealer who purchased Old Notes from JCC to resell pursuant to Rule 144A or any other available
                               exemption under the Securities Act (i) could not rely on the applicable interpretations of the staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Old Notes that were acquired for its own account as a result of
                               market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the
                               requirements of the Securities Act in connection with any
                               resale of Exchange Notes. Each such broker-dealer that
                               receives Exchange Notes for its own account in exchange for
                               Old Notes, where such Old Notes were acquired by such
                               broker-dealer as a result of market-making activities or
                               other trading activities, must acknowledge in the Letter of
                               Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of
                               Distribution."

                               In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or
                               qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. JCC has agreed, pursuant to the Registration Rights
                               Agreement and subject to certain specified limitations
                               therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such
                               jurisdictions as any holder of the Exchange Notes reasonably requests. Such registration or qualification may require the imposition of restrictions or conditions (including
                               suitability requirements for offerees or purchasers) in
                               connection with the offer or sale of any Exchange Notes.
Consequence of Failure to
 Exchange....................  Holders of Old Notes who do not exchange their Old Notes for
                               Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old
                               Notes as set forth in the legend thereon as a consequence of the offer or sale of the Old Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state
                               securities laws. In general, the Old Notes may not be
                               offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction
                               not subject to, the Securities Act and applicable state
                               securities laws. JCC does not currently anticipate that it will register the Old Notes under the Securities Act.

Exchange Agent...............  The Bank of New York is serving as exchange agent (the
                               "Exchange Agent") in connection with the Exchange Offer. See
                               "The Exchange Offer -- Exchange Agent."

                               THE EXCHANGE NOTES


Securities Offered...........  $150.0 million in aggregate principal amount of 8 3/4%
                               Series B Senior Subordinated Notes.

Maturity Date................  June 15, 2007.

Interest Payment Dates.......  June 15 and December 15, commencing December 15, 1997.

Mandatory Redemption.........  None.

Optional Redemption..........  The Exchange Notes will be redeemable, in whole or in part, at the option of JCC on or after June 15, 2002, at the
                               redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. See "The
                               Exchange Notes -- Optional Redemption."

Ranking......................  The Exchange Notes will be general unsecured obligations of
                               JCC and will be subordinated in right of payment to all
                               existing and future Senior Debt of JCC including the Credit
                               Facility. As of November 5, 1997, JCC had outstanding an
                               aggregate principal amount of $517.5 million of Senior Debt.
                               See "Description of Indebtedness -- The Credit Facility" and
                               "The Exchange Notes -- Subordination."

Guarantees...................  The Exchange Notes will be fully and unconditionally guaranteed on a senior subordinated basis by Jacor and the
                               Subsidiary Guarantors on a joint and several basis (limited only to the extent necessary for each such Guarantee to not constitute a fraudulent conveyance under applicable law).
                               The Guarantees will be general unsecured obligations of the
                               Guarantors. See "The Exchange Notes -- Subordination; --
                               Subsidiary Guarantors."

Change of Control Offer......  If a Change of Control occurs (including a change of control of Jacor, for so long as JCC is a wholly owned subsidiary of
                               Jacor), JCC will be required to offer to repurchase all
                               outstanding Exchange Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that
                               JCC will have sufficient funds to purchase all of the
                               Exchange Notes in the event of a Change of Control or that
                               JCC would be able to obtain financing for such purposes on favorable terms, if at all. In addition, the Credit Facility restricts JCC's ability to repurchase the Exchange Notes
                               pursuant to a Change of Control Offer. Furthermore, a Change of Control under the Indenture will result in a default
                               under the Credit Facility. See "The Exchange Notes --
                               Certain Covenants -- Repurchase of the Exchange Notes at the
                               Option of the Holder Upon a Change of Control."

Certain Covenants............  The Indenture imposes certain limitations on the ability of
                               JCC and its subsidiaries to, among other things (i) incur
                               additional indebtedness; (ii) incur liens; (iii) pay
                               dividends or make certain other restricted payments; (iv)
                               consummate certain asset sales; (v) enter into certain
                               transactions with affiliates; (vi) incur indebtedness that is subordinate in right of payment to any Senior Debt and
                               senior in right of payment to the Exchange Notes; (vii)
                               impose restrictions on the ability of a subsidiary to pay
                               dividends or make certain payments to JCC; (viii) conduct
                               business other than the ownership and operation of radio and television broadcast stations and related businesses; (ix)
                               merge or consolidate with any other person or (x) sell,
                               assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of JCC. With respect to an Asset Sale Offer (as defined herein), JCC will not be
                               permitted to commence an Asset Sale Offer for the Exchange
                               Notes until such time as an Asset Sale Offer for the 9 3/4%
                               Notes and the 10 1/8% Notes (each as defined herein), in
                               each case if required, has been completed. See "The Exchange
                               Notes -- Certain Covenants."

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THE PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS BEFORE DECIDING TO TENDER OLD NOTES IN THE EXCHANGE OFFER. THE RISK FACTORS SET FORTH BELOW ARE GENERALLY APPLICABLE TO THE OLD NOTES AS WELL AS THE EXCHANGE NOTES.

    RESTRICTIONS ON RESALE AND LIMITED MARKET UPON FAILURE TO EXCHANGE. Holders of the Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. In general, Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. JCC does not currently intend to register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, JCC believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of JCC within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Old Notes were acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for untendered and tendered but unaccepted Old Notes will be adversely affected.

    RISKS OF ACQUISITION STRATEGY. Jacor intends to pursue growth through the opportunistic acquisition of broadcasting companies, radio station groups, individual radio stations and entities that provide programming and services to radio station groups or individual radio stations. In this regard, Jacor routinely reviews such acquisition opportunities. Jacor believes that currently there are available a number of acquisition opportunities that would be complementary to its business. Jacor cannot predict whether it will be successful in pursuing such acquisition opportunities or what the consequences of any such acquisition would be.

    The receipt of certain federal and state governmental or regulatory approvals is required in order to consummate the acquisitions, including approvals or waivers from the Federal Communications Commission (the "FCC"), and, if certain criteria are met, the expiration of or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), as enforced by the Antitrust Division of the Department of Justice (the "Antitrust Division"). With regard to each proposed acquisition, Jacor will use its reasonable best efforts to obtain such approvals or waivers, but there can be no assurance that (i) the FCC will approve the transfer of the broadcast licenses in connection with each proposed transaction; (ii) the FCC or a court would affirm the FCC consent to the proposed transaction if such review is undertaken; (iii) the HSR Act waiting periods with respect to the various proposed transactions will expire without objections being raised by either the Federal Trade Commission (the "FTC") or the Antitrust Division that would not be eliminated without substantial changes to the terms of the applicable proposed transactions; or (iv) Jacor will be successful in consummating various proposed transactions in a timely manner or on the terms originally agreed upon by the parties to the transactions.

    Jacor's acquisition strategy involves numerous risks, including difficulties in the integration of operations and systems, the diversion of management's attention from other business concerns and the potential loss of key employees of acquired businesses. There can be no assurance that Jacor's management will be able to manage effectively the resulting business or that such acquisitions will benefit Jacor.

    In addition to the expenditure of capital relating to the Pending Transactions, future acquisitions also may involve the expenditure of significant funds, including the issuance of additional debt or equity. Depending upon the nature, size and timing of future acquisitions, Jacor may be required to raise additional financing. In anticipation of possible financing needs, pursuant to an omnibus shelf registration statement filed with the Securities and Exchange Commission, Jacor could sell up to $500.0 million of debt and/or equity securities in the public markets. However, there is no assurance that additional financing will be available to Jacor on acceptable terms at the time desired.


    INCREASED ANTITRUST SCRUTINY. Subsequent to the passage of the Telecommunications Act of 1996 (the "Telecom Act") on February 8, 1996, the radio broadcast industry has been subject to an increased amount of scrutiny by the Antitrust Division. Such scrutiny caused Jacor to experience delays and increased costs in closing several transactions and also compelled changes in the proposed terms of several acquisitions. Jacor could experience similar delays, increased costs, and compelled changes in connection with future transactions.

    Although Jacor does not believe that antitrust considerations will adversely affect Jacor's ability to successfully implement its business strategy, the effects of the Antitrust Division's heightened level of scrutiny on the radio broadcast industry and on Jacor are uncertain. There can be no assurance that these concerns will not negatively impact Jacor.

    FCC REGULATION OF BROADCASTING INDUSTRY. The broadcasting industry is subject to extensive regulation by the FCC which, among other things, requires approval for the issuance, renewal, transfer and assignment of broadcasting station operating licenses, limits the number of broadcasting properties Jacor may acquire and regulates the operations of broadcasting stations. Additionally, in certain circumstances, the Communications Act of 1934, as amended (the "Communications Act"), and FCC rules will operate to impose limitations on alien ownership and voting of the capital stock of Jacor. Jacor's Certificate of Incorporation permits the redemption of Common Stock from stockholders where necessary to protect Jacor's regulatory licenses. The FCC is considering changes to its rules in response to the Telecom Act and other industry developments. There can be no assurance that any such rule changes will not negatively impact Jacor's operations in the future.


    Jacor's business will be dependent upon maintaining its broadcasting licenses issued by the FCC, which are issued currently for a maximum term of eight years. Although it is rare for the FCC to deny a renewal application, there can be no assurance that the pending or future renewal applications will be approved, or that such renewals will not include conditions or qualifications that could adversely affect Jacor's operations. Moreover, governmental regulations and policies may change over time and there can be no assurance that such changes would not have a material adverse impact upon Jacor's business, financial condition and results of operations.


    COMPETITION; BUSINESS RISKS. Broadcasting is a highly competitive business. Jacor's radio and television stations compete for audiences and advertising revenues directly with other radio and television stations, as well as with other media, such as newspapers, magazines, cable television, outdoor advertising, and direct mail, within their respective geographic areas. Audience ratings and revenue shares are subject to change and any adverse change in a particular geographic area could have a material and adverse effect on the revenue of stations located in that geographic area. Future operations are further subject to many variables which could have an adverse effect upon Jacor's financial performance. These variables include economic conditions, both generally and relative to the broadcasting industry; shifts in population and other demographics; the level of competition for advertising dollars with other radio stations, television stations, and other entertainment and communications media; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; and changes in governmental regulations and policies and actions of federal regulatory bodies. Although Jacor believes that each of its stations is able to compete effectively in its respective broadcast area, there can be no assurance that any such stations will be able to maintain or increase its current audience ratings and advertising revenues.

    SUBSTANTIAL LEVERAGE AND LIMITED FINANCIAL FLEXIBILITY. The Pending Transactions may result in a higher level of indebtedness for the Company. The Company's outstanding indebtedness may have the following important consequences: (i) significant interest expense and principal repayment obligations resulting in substantial annual fixed charges; (ii) significant limitations on the Company's ability to obtain additional debt financing; and
(iii) increased vulnerability to adverse general economic and industry conditions. In addition, the Company's existing and anticipated credit facilities have or will have a number of financial covenants, including interest coverage, debt service coverage and a maximum ratio of debt to earnings before other expenses (income), interest expenses, taxes, depreciation and amortization.


    SHARE OWNERSHIP BY ZELL/CHILMARK. Zell/Chilmark Fund L.P. ("Zell/Chilmark") and certain of its affiliates hold 13,349,720 (currently 29.3%) of the outstanding shares of Jacor common stock, par value $.01 per share (the "Common Stock"), and Zell/Chilmark is Jacor's largest stockholder as of the date hereof. The large share ownership of Zell/Chilmark may have the effect of discouraging certain types of transactions involving an actual or potential change of control of Jacor, including transactions in which the holders of Common Stock might otherwise receive a premium for their shares over then-current market prices.


    Subject to certain restrictions under the Securities Act, Zell/Chilmark is free to sell shares of Common Stock from time to time for any reason. By virtue of its current control of Jacor, Zell/Chilmark could sell large amounts of Common Stock by causing Jacor to file a registration statement with respect to such stock. In addition, Zell/Chilmark could sell its shares of Common Stock without registration pursuant to Rule 144 under the Securities Act. Jacor can make no prediction as to the effect, if any, that such sales of shares of Common Stock would have on the prevailing market price. Sales of substantial amounts of Common Stock, or the availability of such shares for sale, could adversely affect prevailing market prices. Sales or transfers of Common Stock by Zell/Chilmark could result in another person or entity becoming the controlling stockholder of Jacor.

    KEY PERSONNEL. Jacor's business is dependent upon the performance of certain key employees, including its Chief Executive Officer and its President. Jacor employs several on-air personalities with significant loyal audiences in their respective broadcast areas. Jacor generally enters into long-term employment agreements with its key on-air talent to protect its interests in those relationships, but there can be no assurance that all such on-air personalities will remain with Jacor.

    FORWARD-LOOKING STATEMENTS. The Prospectus sets forth or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act. Discussions containing such forward-looking statements may be found in the material set forth under "Prospectus Summary" and "Business," as well as within the Prospectus generally. In addition, when used in the Prospectus, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements as a result of the risk factors set forth above and the matters set forth or incorporated by reference in the Prospectus generally. Jacor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances. Jacor cautions the reader, however, that this list of risk factors may not be exhaustive.

                                USE OF PROCEEDS

    There will be no proceeds to Jacor from the exchange of Notes pursuant to the Exchange Offer. Jacor used the net proceeds from the offering of the Old Notes to repay a portion of the outstanding indebtedness under the Credit Facility, for acquisitions and for general corporate purposes.


    Jacor's credit facility, as amended and restated as of September 16, 1997 (the "Credit Facility"), with certain banks and other financial institutions, provides for the availability of $1.15 billion of loans in two components: (i) a revolving credit facility of up to $750.0 million with mandatory semi-annual commitment reductions beginning June 30, 2000 and a final maturity date of December 31, 2004 and (ii) a term loan of $400.0 million with scheduled semi-annual reductions beginning December 31, 1999 and a final maturity date of December 31, 2004. The Credit Facility bears interest at a rate that fluctuates with a bank base rate and/or the Eurodollar rate per annum. Through November 1, 1997, the year to date average interest rate on Credit Facility borrowings was 7.68%.


                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth the unaudited consolidated ratio of earnings to fixed charges for Jacor for the periods shown (dollars in thousands):


                                                                                                 NINE MONTHS
                                                       YEAR ENDED DECEMBER 31,                      ENDED
                                        -----------------------------------------------------   SEPTEMBER 30,
                                          1992       1993       1994       1995       1996          1997
                                        ---------  ---------  ---------  ---------  ---------  ---------------
Ratio of earnings to fixed charges
  (1).................................        N/A        1.9        6.0        5.7        1.4           1.1
Coverage deficiency...................  $  23,701        N/A        N/A        N/A        N/A           N/A


------------------------

(1) For the purpose of computing the ratio of earnings to fixed charges as prescribed by the rules and regulations of the Commission, earnings represent pretax income from continuing operations plus fixed charges, less interest capitalized. Fixed charges represent interest (including amounts capitalized), the portion of rent expenses deemed to be interest and amortization of deferred financing costs.

                       SELECTED HISTORICAL FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


    The selected consolidated financial data for Jacor presented below for, and as of the end of each of the years in the five-year period ended December 31, 1996, is derived from Jacor's Consolidated Financial Statements which have been audited by Coopers & Lybrand L.L.P., independent accountants. The consolidated financial statements at December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 and the auditors' report thereon are included in the Jacor Reports which are included herein by reference. See "Incorporation of Certain Documents by Reference." The selected financial data as of September 30, 1997 and for the nine months ended June 30, 1996 and 1997 are unaudited. In the opinion of Jacor's management, the unaudited financial statements from which such data have been derived include all adjustments (consisting only of normal, recurring adjustments) which are necessary for a fair presentation of results of operations for such periods. Comparability of Jacor's historical consolidated financial data has been significantly impacted by acquisitions, dispositions and the recapitalization and refinancing completed in the first quarter of 1993.



                                                                                              NINE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                      -----------------------------------------------------  --------------------
                                       1992(6)     1993       1994       1995       1996       1996       1997
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
OPERATING STATEMENT DATA(1):
  Net revenue.......................  $  70,506  $  89,932  $ 107,010  $ 118,891  $ 223,761  $ 127,520  $ 368,941
  Broadcast operating expenses......     55,782     69,520     80,468     87,290    151,065     91,694    251,513
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Station operating income excluding
    depreciation and amortization...     14,724     20,412     26,542     31,601     72,696     35,826    117,428
  Depreciation and amortization.....      6,399     10,223      9,698      9,483     23,404     10,601     53,097
  Reduction in carrying value of
    assets to net realizable
    value...........................         --      8,600         --         --         --         --         --
  Corporate general and
    administrative expenses.........      2,926      3,564      3,361      3,501      7,629      4,080      9,240
  Special Bonuses...................         --         --         --         --      2,303         --         --
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Operating income (loss)...........     (3,201)     6,625     13,483     18,617     39,360     21,145     55,091
  Net interest income (expense).....    (13,443)    (2,476)       684       (184)   (26,528)    (8,605)   (57,058)
  Gain on sale of assets............                                                  2,539      2,539     10,801
  Other non-operating expenses,
    net.............................     (7,057)       (11)        (2)      (168)                  (91)      (290)
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) from continuing
    operations before income tax and
    extraordinary item..............  $ (23,701) $   4,138  $  14,165  $  18,265  $  15,371  $  14,988  $   8,544
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) from continuing
    operations after income tax but
    before extraordinary items and
    the cumulative effect of
    accounting changes..............  $ (23,701) $   1,438  $   7,852  $  10,965  $   8,071  $   7,703  $   2,044
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss)(2)..............  $ (23,701) $   1,438  $   7,852  $  10,965  $   5,105  $   4,737  $  (5,412)
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss) per common
    share(3):
    Primary and fully diluted.......  $  (61.50) $    0.10  $    0.37  $    0.52  $    0.19  $    0.19  $   (0.13)
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Weighted average shares
    outstanding(3):
    Primary and fully diluted.......        381     14,505     21,409     20,913     26,830     24,880     41,647
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
OTHER FINANCIAL DATA(1):
  Broadcast cash flow(4)............  $  14,724  $  20,412  $  26,542  $  31,601  $  72,696  $  35,826  $ 117,428
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Broadcast cash flow margin(5).....       20.9%      22.7%      24.8%      26.6%      32.5%      28.1%      31.8%
  EBITDA(4).........................  $  11,798  $  16,848  $  23,181  $  28,100  $  62,764  $  31,746  $ 108,188
  Capital expenditures..............        915      1,495      2,221      4,969     11,852      7,506     12,485

                                                                                              NINE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                      -----------------------------------------------------  --------------------
                                       1992(6)     1993       1994       1995       1996       1996       1997
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA(1):
  Working capital (deficit).........  $(140,547) $  38,659  $  44,637  $  24,436  $ 111,070  $  84,602  $  83,192
  Intangible assets (net of
    accumulated amortization).......     70,038     84,991     89,543    127,158  1,290,172  1,341,430  2,003,526
  Total assets......................    122,000    159,909    173,579    208,839  1,704,942  1,717,221  2,406,532
  Total long-term debt (including
    current portion)................    140,542                           45,500    670,000    626,250    834,500
  Common stock purchase warrants....      1,383        390        390        388     26,500     26,500     31,500
  Shareholders' equity (deficit)....    (50,840)   140,413    149,044    139,073    486,936    528,255    912,433


------------------------------

(1) The comparability of the information reflected in this selected financial data is affected by Jacor's purchase of radio station KBPI-FM (formerly KAZY-FM), in Denver (July 1993); the purchase and interim operation of radio station WOFX-FM (formerly WPPT-FM) under a local marketing agreement in Cincinnati (April 1994); the purchase of radio stations WJBT-FM, WZAZ-AM, and WSOL-FM (formerly WHJX-FM) in Jacksonville (August 1995); the purchase of radio stations WDUV-FM and WBRD-AM in Tampa (August 1995); the Noble acquisition and the Citicaster Merger in 1996; the sale of Telesat Cable TV (May 1994), the January 11, 1993 recapitalization plan, that substantially modified Jacor's debt and capital structure (such recapitalization was accounted for as if it had been completed January 1, 1993) and the March 1993 refinancing. Further information regarding 1997 transactions is available in the Jacor Reports incorporated herein by reference.

(2) Net income for the year ended December 31, 1996 and the six months ended June 30, 1996 includes, as extraordinary items, losses of approximately $3.0 million and $1.0 million, respectively for the write-off of unamortized costs associated with amended credit facilities.

(3) Income (loss) per common share for the two years ended December 31, 1992 is based on the weighted average number of shares of Jacor Common Stock outstanding and gives consideration to the dividend requirements of the convertible preferred stock and accretion of the change in redemption value of certain common stock warrants. Jacor's stock options and convertible preferred stock were antidilutive and, therefore, were not included in the computations. The redeemable common stock warrants were antidilutive for 1992 and were not included in the computations. Such warrants were dilutive in 1991 using the "equity method" under Emerging Issues Task Force Issue No. 88-9 and, therefore, the common shares issuable upon conversion were included in the 1991 computation. Income per share for the three years ended December 31, 1996 is based on the weighted average number of common shares outstanding and gives effect to both dilutive stock options and dilutive stock purchase warrants during the periods. Income (loss) per common share and weighted average shares outstanding for the year ended December 31, 1992 are adjusted to reflect the 0.0423618 reverse stock split in Jacor Common Stock effected by the January 1993 recapitalization.

(4) "Broadcast cash flow" means operating income before reduction in carrying value of assets, depreciation and amortization and corporate general and administrative expenses. "EBITDA" means operating income before reduction in carrying value of assets, depreciation and amortization. Broadcast cash flow and EBITDA should not be considered in isolation from, or as a substitute for, operating income, net income or cash flow and other consolidated income or cash flow statement data computed in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Although this measure of performance is not calculated in accordance with generally accepted accounting principles, it is widely used in the broadcasting industry as a measure of a company's operating performance because it assists in comparing station performance on a consistent basis across companies without regard to depreciation and amortization, which can vary significantly depending on accounting methods (particularly where acquisitions are involved) or non-operating factors such as historical cost bases. Broadcast cash flow also excludes the effect of corporate general and administrative expenses, which generally do not relate directly to station performance.

(5) Broadcast cash flow margin equals broadcast cash flow as a percentage of net revenue.

(6) Pro forma amounts as of December 31, 1992 to give effect to the January 11, 1993 recapitalization plan that substantially modified Jacor's debt and capital structure (in 000s):

Working capital.........................................................................  $  15,933
Intangible assets (net of accumulated amortization).....................................     82,857
Total assets............................................................................    142,085
Long-term debt..........................................................................     64,178
Common stock purchase warrants..........................................................        403
Shareholders' equity....................................................................     50,890

                                    BUSINESS

GENERAL


    Jacor and JCC, a direct wholly-owned subsidiary of Jacor, are holding companies engaged primarily in the radio broadcasting business. Through their subsidiaries, Jacor and JCC also distribute nationally syndicated talk programming for radio broadcasting, provide support services to other broadcasting companies and own and operate one television station in Cincinnati, Ohio.


    Jacor's principal executive offices are located at 50 East RiverCenter Boulevard, 12th Floor, Covington, Kentucky 41011 and its telephone number is
(606) 655-2267.

    Jacor is continuing to negotiate acquisitions for additional radio stations in its existing markets and in new markets and for entities that provide services to radio stations. There can be no assurance that Jacor will successfully complete any such acquisitions or what the consequences thereof would be.

    Additional information concerning Jacor is included in the Jacor Reports incorporated by reference in this Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference."

                               THE EXCHANGE OFFER

GENERAL

    JCC hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $150.0 million aggregate principal amount of Exchange Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Old Notes.


    As of the date of this Prospectus, $150.0 million aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about December 1, 1997, to all holders of Old Notes known to JCC. JCC's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "Certain Conditions to the Exchange Offer" below. JCC currently expects that each of the conditions will be satisfied and that no waivers will be necessary.


PURPOSE OF THE EXCHANGE OFFER

    The Old Notes were issued on June 17, 1997 (the "Issue Date"), in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

    In connection with the issuance and sale of the Old Notes, JCC, Jacor and the Guarantors entered into the Registration Rights Agreement, which requires JCC, Jacor and the Guarantors to use their reasonable best efforts to file with the Commission a registration statement relating to the Exchange Offer (the "Exchange Offer Registration Statement") not later than 90 days after the date of issuance of the Old Notes, and to use their reasonable best efforts to cause the registration statement relating to the Exchange Offer to become effective under the Securities Act not later than 180 days after the date of issuance of the Old Notes. If, for any reason, the Exchange Offer is not consummated by the earlier of (i) 60 days after the effective date of the Exchange Offer Registration Statement and (ii) 240 days after the Issue Date, JCC, Jacor and the Guarantors will (a) within 45 days after such filing obligation arises, use their reasonable best efforts to file a "shelf" registration statement covering resales of the Notes (the "Shelf Registration Statement") under which the holders of the Notes will be entitled to offer and sell the Notes from time to time without restrictions or limitations under the Securities Act, (b) use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act on or prior to

135 days after such obligation arises, and (c) use their reasonable best efforts to keep effective such Shelf Registration Statement until 24 months following the Issue Date and such time as all of the Notes have been sold thereunder or otherwise cease to be Transfer Restricted Securities (as defined in the Registration Rights Agreement).

    The Exchange Offer is being made by JCC to satisfy its obligations with respect to the Registration Rights Agreement. The term "Holder," with respect to the Exchange Offer, means any person in whose name Old Notes are registered on the books of JCC or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by The Depository Trust Company. Other than pursuant to the Registration Rights Agreement, JCC is not required to file any registration statement to register any outstanding Old Notes. Holders of Old Notes who do not tender their Old Notes or whose Old Notes are tendered but not accepted would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their Old Notes.

    JCC is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, JCC has not sought its own interpretive letter and there can be no assurance that the staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, JCC believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of JCC within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. See "--Terms of Exchange" and "--Resale of Exchange Notes." Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE

    JCC hereby offers to exchange, subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus which is incorporated herein by reference, $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of the Old Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration. The Exchange Notes will evidence the same indebtedness as the Old Notes and will be entitled to the benefits of the Indenture. See "The Exchange Notes."

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

    JCC has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff of the Commission set forth in a series of no-action letters issued to third parties, JCC believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for sale, resold and otherwise transferred by any holder of such Exchange Notes

(other than any such holder that is a broker-dealer or is an "affiliate" of JCC within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such Exchange Notes. Since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any holder who is an affiliate of JCC or who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

    Interest on the Exchange Notes will accrue from the last Interest Payment Date on which interest was paid on the Old Notes so surrendered or, if no interest has been paid on such Notes, from June 17, 1997.

    Tendering Holders of the Old Notes shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT


    The Exchange Offer will expire at 5:00 p.m., New York City time, on January 2, 1998, unless JCC, in its sole discretion, has extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act and at least 30 days (or such longer period required by applicable law) after the date that the notice of the Exchange Offer is mailed to Holders, pursuant to the Registration Rights Agreement. JCC expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice to the Exchange Agent and by timely public announcement no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn. JCC does not currently intend to extend the Expiration Date and any such extension will not affect the payment of interest on the interest payment dates.


    JCC expressly reserves the right to (i) terminate or amend the Exchange Offer and not to accept for exchange any Old Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "-- Certain Conditions to the Exchange Offer" which have not been waived by JCC and
(ii) amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the Holders of the Old Notes, whether before or after any tender of the Notes. If any such termination or amendment occurs, JCC will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Old Notes as promptly as practicable.

    For purposes of the Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless JCC terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, JCC will (and currently intends to) exchange the Exchange Notes for the Old Notes on the Exchange Date.

PROCEDURES FOR TENDERING OLD NOTES

    The tender to JCC of Old Notes by a Holder thereof as set forth below and the acceptance thereof by JCC will constitute a binding agreement between the tendering Holder and JCC upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

    A Holder of Old Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees and any other documents required by the Letter of Transmittal, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

    The method of delivery of Old Notes, Letters of Transmittal and all other required documents is at the election and risk of the Holders. If such delivery is by mail, it is recommended that registered mail properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to insure timely delivery. No Old Notes or Letters of Transmittal should be sent to JCC.

    If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered Holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a "book-entry transfer facility") whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to JCC and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered Holder appearing on the note register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

    The Exchange Agent will make a request within two business days after the date of receipt of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Old Notes by causing such book-entry transfer facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

    If a Holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date, a letter or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an

Eligible Institution setting forth the name and address of the tendering Holder, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date, the Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), JCC may, at its option, reject the tender. Copies of the notice of guaranteed delivery ("Notice of Guaranteed Delivery") which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

    A tender will be deemed to have been received as of the date when (i) the tendering Holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by JCC in its sole discretion, which determination shall be final and binding. JCC reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Notes which acceptance might, in the judgment of JCC or its counsel, be unlawful. JCC also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by JCC shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as JCC shall determine. Neither JCC, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders appear on the Old Notes.

    If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by JCC, proper evidence satisfactory to JCC of their authority to so act must be submitted.

    By tendering, each Holder will represent to JCC that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the Holder, that neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the Holder nor any such other person is an

"affiliate," as defined under Rule 405 of the Securities Act, of JCC, or if it is an affiliate it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

    Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

    The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

    The party tendering Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to JCC and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Notes, and that, when the same are accepted for exchange, JCC will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or JCC to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Old Notes by JCC and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by JCC of its obligations under the Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

    The Transferor certifies that it is not an "affiliate" of JCC within the meaning of Rule 405 under the Securities Act and that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Exchange Notes. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. Each Transferor which is a broker-dealer receiving Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. JCC will, for a period ending on the earlier of (i) 180 days after consummation of the Exchange Offer (subject to extension in certain events) and
(ii) the date on which all participating broker-dealers have sold their Exchange Notes, make copies of this Prospectus available to any broker-dealer for use in connection with any such resale.

WITHDRAWAL RIGHTS

    Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal sent by facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent at the address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn

(including the certificate number or numbers and principal amount of such Old Notes), (iii) specify the principal amount of Old Notes to be withdrawn, (iv) include a statement that such Holder is withdrawing his election to have such Old Notes exchanged, (v) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Old Notes into the name of the person withdrawing the tender and (vi) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by JCC and such determination will be final and binding on all parties.

    Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

    Upon satisfaction or waiver of all of the conditions to the Exchange Offer, JCC will accept, promptly on the Exchange Date, all Old Notes properly tendered and will issue the Exchange Notes promptly after such acceptance. See "-- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, JCC shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if JCC has given oral or written notice thereof to the Exchange Agent.

    For each Old Note accepted for exchange, the holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note.

    In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the Exchange Agent's account at the book-entry transfer facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such non-exchanged Old Notes will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the expiration of the Exchange Offer.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, JCC shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer (by oral or written notice to the Exchange Agent or by a timely press release) if at any time before the acceptance of such Old Notes for exchange or the exchange of the Exchange Notes for such Old Notes, any of the following conditions exist:

    (a) any law, rule or regulation or applicable interpretations of the staff of the Commission is issued or promulgated which, in the good faith determination of JCC, do not permit JCC to effect the Exchange Offer; or

    (b) there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law statute, rule or regulation) which, in the sole judgment of JCC, might materially impair the ability of JCC to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to JCC; or

    (c) any governmental approval has not been obtained, which approval JCC in its sole discretion, deems necessary for the consummation of the Exchange Offer; or

    (d) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the Exchange Offer which, in the sole judgment of JCC, might materially impair the ability of JCC to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to JCC; or

    (e) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of JCC within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes.

    JCC expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Old Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by JCC of properly tendered Old Notes). In addition, JCC may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, JCC may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Old Notes.

    The foregoing conditions are for the sole benefit of JCC and may be asserted by JCC regardless of the circumstances giving rise to any such condition or may be waived by JCC in whole or in part at any time and from time to time in its sole discretion. The failure by JCC at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If JCC waives or amends the foregoing conditions, it will, if required by law, extend the Exchange Offer for a minimum of five business days from the date that JCC first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Exchange Offer would otherwise expire within such five business-day period. Any determination by JCC concerning the events described above will be final and binding upon all parties.

    In addition, JCC will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any such event JCC is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

    The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.

EXCHANGE AGENT

    The Bank of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below:


     BY HAND DELIVERY/OVERNIGHT COURIER:                         BY MAIL:
            The Bank of New York                           The Bank of New York
             101 Barclay Street                           101 Barclay Street, 7E
       Corporate Trust Services Window                   New York, New York 10286
                Ground Level                           Attn: Reorganization Section
          New York, New York 10286                            Shilpa Trivedi
        Attn: Reorganization Section                           BY FACSIMILE:
               Shilpa Trivedi                                (212) - 815-6339
                                                        Telephone: (212) - 815-5789


    Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address and telephone number set forth in the Letter of Transmittal.

    DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE OR TELEX NUMBER OTHER THAN THE ONES SET FORTH ON THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES


    JCC has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. JCC, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. JCC will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for their customers. The cash expenses to be incurred in connection with the Exchange Offer will be paid by JCC.


    No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by JCC. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of JCC since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, JCC may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Notes in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of JCC by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

TRANSFER TAXES

    JCC will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

    The Exchange Notes will be recorded at the carrying value of the Old Notes as reflected in JCC's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by JCC upon the exchange of Exchange Notes for Old Notes. Expenses incurred in connection with the issuance of the Exchange Notes will be amortized over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. Old Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. JCC does not currently anticipate that it will register the Old Notes under the Securities Act.

    Participation in the Exchange Offer is voluntary, and Holders of Old Notes should carefully consider whether to participate. Holders of Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

    As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, JCC will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for untendered Old Notes could be adversely affected.

    JCC may in the future seek to acquire, subject to the terms of the Indenture, untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. JCC has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

RESALE OF EXCHANGE NOTES

    JCC is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, JCC has not sought its own interpretive letter and there can be no assurance that the staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff, JCC believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of JCC within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. However, any Holder who is an "affiliate" of JCC or who has an arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, or any broker-dealer who purchased Old Notes from JCC to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) could not rely on the applicable interpretations of the staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. Each such broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

    In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. JCC has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes reasonably requests. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any Exchange Notes.

                               THE EXCHANGE NOTES

    The Old Notes were issued and the Exchange Notes offered hereby will be issued under an indenture dated as of June 17, 1997 (the "Indenture") between JCC, as issuer, Jacor, as parent Guarantor, the Guarantors, and The Bank of New York, as trustee (the "Trustee"). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and holders of the Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. Each of the Indenture and the Registration Rights Agreement is an exhibit to the Registration Statement of which this Prospectus is a part.

    On June 17, 1997, JCC issued $150.0 million aggregate principal amount of Old Notes under the Indenture. The terms of the Exchange Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Old Notes for Exchange Notes. The Trustee will authenticate and deliver Exchange Notes for original issue only in exchange for a like principal amount of Old Notes. Any Old Notes that remain outstanding after the consummation of the Exchange Offer, together with the Exchange Notes, will be treated as a single class of securities under the Indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Exchange Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentage in aggregate principal amount of the Old Notes and Exchange Notes then outstanding.

    The following summaries of certain provisions of the Exchange Notes, the Indenture and the Registration Rights Agreement are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Exchange Notes, the Indenture and the Registration Rights Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture or the Registration Rights Agreement, as applicable. Wherever particular provisions of the Exchange Notes, the Indenture or the Registration Rights Agreement are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference.

GENERAL

    The Exchange Notes will be senior subordinated, unsecured, general obligations of JCC, limited in aggregate principal amount to $150.0 million. The Exchange Notes will be subordinate in right of payment to certain other debt obligations of JCC. The Exchange Notes will be jointly and severally irrevocably and unconditionally guaranteed on a senior subordinated basis by the Guarantors. The obligations of each Guarantor under its guarantee, however, will be limited in a manner intended to avoid such guarantee being deemed a fraudulent conveyance under applicable law. See "Fraudulent Transfer Considerations" below. The Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

    The Exchange Notes will mature on June 15, 2007. The Exchange Notes will bear interest at the rate per annum stated on the cover page hereof from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on June 15 and December 15 of each year, commencing December 15, 1997, to the persons in whose names such Exchange Notes are registered at the close of business on the June 1 or December 1 immediately preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    Principal of, premium, if any, and interest on the Exchange Notes will be payable, and the Exchange Notes may be presented for registration of transfer or exchange, at the office or agency of JCC maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. At the option of JCC, payment of interest may be made by check mailed to the Holders of the Exchange Notes at the addresses set forth upon the registry books of the Registrar. No service charge will be made for any registration of transfer or exchange of Exchange Notes, but JCC may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by JCC, JCC's office or agency will be the corporate trust office of the Trustee presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.

SUBORDINATION


    The Exchange Notes and the Guarantees will be general, unsecured obligations of JCC and the Guarantors, respectively, subordinated in right of payment to all Senior Debt of JCC and the Guarantors, as applicable, including the Credit Facility. As of November 5, 1997, JCC had outstanding an aggregate principal amount of $517.5 million of Senior Debt and $420.0 million of senior subordinated indebtedness ($100.0 million of 10 1/8% Notes, $170.0 million of 9 3/4% Notes and $150.0 million of Old Notes).


    The Indenture provides that no payment (including any payment which may be payable to any Holder by reason of the subordination of any other indebtedness or other obligations to, or guarantee of, the Exchange Notes) or distribution (by set-off or otherwise) may be made by or on behalf of JCC or a Guarantor, as applicable, on account of the principal of, premium, if any, or interest on the Exchange Notes (including any repurchases of Exchange Notes) or any other amounts with respect thereto, or on account of the redemption provisions of the Exchange Notes, for cash or property (other than Junior Securities, as defined herein), (i) upon the maturity of any Senior Debt of JCC or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on, and all other amounts with respect to, such Senior Debt are first paid in full in cash or otherwise to the extent each of the holders of Senior Debt accept satisfaction of amounts due to such holder by settlement in other than cash, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on, or any other amounts with respect to, Senior Debt of JCC or such Guarantor when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (each of the foregoing, a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

    Upon (i) the happening of a default (other than a Payment Default) that permits the holders of Senior Debt (or a percentage thereof) to declare such Senior Debt to be due and payable and (ii) written notice of such default given to JCC and the Trustee by the Representative under the Credit Facility or the holders of an aggregate of at least $25.0 million principal amount outstanding of any other Senior Debt or their representative at such holders' direction (a "Payment Notice"), then, unless and until such default has been cured or waived or otherwise has ceased to exist, no payment (including any payment which may be payable to any Holder by reason of the subordination of any other indebtedness or other obligations to, or guarantee of, the Exchange Notes) or distribution (by set-off or otherwise) may be made by or on behalf of JCC or any Guarantor which is an obligor under such Senior Debt on account of the principal of, premium, if any, or interest on the Exchange Notes (including any repurchases of any of the Exchange Notes), or any other amount with respect thereto, or on account of the redemption provisions of the Exchange Notes, in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Debt in respect of which such default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period (and assuming that no Payment Default exists), JCC and the Guarantors shall not be prohibited by the subordination provisions from paying all sums then due and not paid to the Holders of the Exchange Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Exchange Notes. Any number of Payment Notices may be given; PROVIDED, HOWEVER, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and
(ii) no default that existed upon the date of delivery of such Payment Notice (whether or not such default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period.

    Upon any distribution of assets of JCC or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of JCC or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities, (i) the holders of all Senior Debt of JCC or such Guarantor, as applicable, will first be entitled to receive payment in full of all amounts of Senior Debt in cash or otherwise to the extent each of such holders accepts satisfaction of amounts due by settlement in other than cash before the Holders are entitled to receive any payment (including any payment which may be payable to any Holder by reason of the subordination of any other indebtedness or other obligations to, or guarantee of, the Exchange Notes) or distribution on account of principal of, premium, if any, and interest on, or any other amounts with respect to, the Exchange Notes (other than Junior Securities) and (ii) any payment or distribution of assets of JCC or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise) except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

    In the event that, notwithstanding the foregoing, any payment or distribution of assets of JCC or any Guarantor (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full in cash or otherwise to the extent each of the holders of such Senior Debt accept satisfaction of amounts due by settlement in other than cash after giving effect to any concurrent payment or distribution to the holders of such Senior Debt. The Indenture contains other customary subordination provisions, including rights of subrogation and rights to file claims in bankruptcy.

    As among JCC, the Guarantors and the Holders, no provision contained in the Indenture or the Exchange Notes will affect the obligations of JCC and the Guarantors, which are absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the Exchange Notes. The subordination provisions of the Indenture and the Exchange Notes will not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Exchange Notes.

    As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of JCC or any of the Guarantors or a marshalling of assets or liabilities of JCC or any of the Guarantors, holders of the Exchange Notes may receive ratably less than other creditors.

    JCC conducts operations through its subsidiaries. Accordingly, JCC's ability to meet its cash obligations will be dependent upon the ability of its subsidiaries to make cash distributions to JCC. Furthermore, any right of JCC to receive the assets of any such subsidiary upon such subsidiary's liquidation or reorganization effectively will be subordinated by operation of law to the claims of such subsidiary's creditors (including trade creditors) and holders of such subsidiary's preferred stock, except to the extent that JCC is itself recognized as a creditor or preferred stockholder of such subsidiary, in which case the claims of JCC would still be subordinate to any indebtedness or preferred stock of such subsidiary senior in right of payment to that held by JCC.

FRAUDULENT TRANSFER CONSIDERATIONS

    Generally, under various state and federal fraudulent transfer or fraudulent conveyance laws (collectively, the "Fraudulent Transfer Laws"), a Guarantor's obligations under the Guarantee of the Exchange Notes could be avoided if a court in a lawsuit by an unpaid creditor of a Guarantor or a representative of such creditors (such as a trustee in bankruptcy or JCC as debtor-in-possession) were to find that (i) the Guarantor did not receive reasonably equivalent value or fair consideration in exchange for the obligation created by the Exchange Notes and (ii) at the time of the issuance of the Exchange Notes, the Guarantor
(A) was insolvent or became insolvent as a result of the incurrence of the obligations represented by the Exchange Notes, (B) was engaged, or was about to be engaged, in a business or transaction for which the property remaining with it was an unreasonably small capital or for which its unencumbered assets constituted unreasonably small capital, or (C) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured.

    A court could conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that such Guarantor's liability on its guarantee exceeds the economic benefits that it received in the offering of the Old Notes. Were a court to so find, the court could avoid the Guarantor's obligation under its guarantee and direct the return of amounts paid thereunder if one or more of the conditions set forth in subparagraphs (ii)(A),
(B), or (C) above were also met as to such Guarantor. Management believes, however, that the Guarantees have been structured so as to minimize the likelihood that a court would find that the Guarantor did not receive reasonably equivalent value or fair consideration for its Guarantee (the "Savings Clause"). No assurance, however, can be given that a court would uphold such a fraudulent transfer Savings Clause. Moreover, there can be no assurance that a court would not limit a Guarantee to an amount equal to the Exchange Notes proceeds actually received by any given Guarantor.

    The determination of insolvency for purposes of the Fraudulent Transfer Laws may vary depending upon the law of the jurisdiction being applied. Generally, however, an entity is insolvent if (i) the sum of its debts (including unliquidated or contingent debts) is greater than all of its property, at a fair valuation or (ii) the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Additionally, under certain state Fraudulent Transfer Laws, an entity is presumed to be insolvent if it is generally not paying its debts as they become due.

    Furthermore, a court could avoid JCC's obligations under the Exchange Notes and the Guarantors' obligations under their respective Guarantees without regard to the solvency, capitalization and other conditions described in clauses
(ii)(A), (B), and (C) above if it finds that the obligations created by the Exchange Notes or the Guarantees were incurred with actual intent to hinder, delay, or defraud now existing or future creditors. If the obligations under the Exchange Notes were to be avoided, there can be no assurance that the recoveries under the Guarantees would be sufficient to pay the outstanding amounts due and owing under the Exchange Notes. Moreover, if the obligations of one or more Guarantors were to be avoided, there can be no assurance that the remaining Guarantees would be sufficient to ensure payment in full on the Exchange Notes.

OPTIONAL REDEMPTION

    Except as set forth below, JCC will not have the right to redeem any Exchange Notes prior to June 15, 2002. The Exchange Notes will be redeemable at the option of JCC, in whole or in part, at any time on or after June 15, 2002, upon not less than 30 days nor more than 60 days notice to each holder of Exchange Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing June 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest thereon to the Redemption Date:

                                      YEAR                                         PERCENTAGE
---------------------------------------------------------------------------------  -----------
2002.............................................................................    104.375%
2003.............................................................................    102.917%
2004.............................................................................    101.458%
2005 and thereafter..............................................................    100.000%

    In the case of a partial redemption, the Trustee shall select the Exchange Notes or portions thereof for redemption on a PRO RATA basis, by lot or in such other manner it deems appropriate and fair. The Exchange Notes may be redeemed in part in multiples of $1,000 only.

    The Exchange Notes will not have the benefit of any sinking fund.

    Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Exchange Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to an Exchange Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Exchange Note, a new Exchange Note or Exchange Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Exchange Notes or portions thereof called for redemption, unless JCC defaults in the payment thereof.

CERTAIN COVENANTS

    REPURCHASE OF EXCHANGE NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF
     CONTROL

    The Indenture provides that in the event that a Change of Control has occurred, each Holder of Exchange Notes will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by JCC (the "Change of Control Offer"), to require JCC to repurchase all or any part of such Holder's Exchange Notes (PROVIDED, that the principal amount of such Exchange Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 35 Business Days after the occurrence of such Change of Control, at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, JCC promptly shall purchase all Exchange Notes properly tendered in response to the Change of Control Offer.

    As used herein, a "Change of Control" will mean (i) any merger or consolidation of JCC with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of any of the assets of JCC, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of JCC then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of JCC (together with any new directors whose election by such Board or whose nomination for election by the shareholders of JCC was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of JCC then in office.

    On or before the Change of Control Purchase Date, JCC will (i) accept for payment Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) of all Exchange Notes so tendered and (iii) deliver to the Trustee Exchange Notes so accepted together with an Officers' Certificate listing the Exchange Notes or portions thereof being purchased by JCC. The Paying Agent promptly will pay the Holders of Exchange Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), and the Trustee promptly will authenticate and deliver to such Holders a new Exchange Note equal in principal amount to any unpurchased portion of the Exchange Note surrendered. Any Exchange Notes not so accepted will be delivered promptly by JCC to the Holder thereof. JCC publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

    A change of control under the indenture which governs each of the Notes, the 9 3/4% Notes, the 10 1/8% Notes and the LYONs will result in a default under the Credit Facility. Additionally, unless JCC is successful in seeking consents from its lenders under the Credit Facility to permit change of control repurchase offers for each of the Notes, the 9 3/4% Notes, the 10 1/8% Notes or the LYONs or JCC is successful in refinancing such borrowings, such event of default under the Credit Facility would constitute an event of default under each of the Notes, the 9 3/4% Notes, the 10 1/8% Notes and the LYONs. Such events of default could result in the immediate acceleration of all then outstanding indebtedness under each of the Notes, the 9 3/4% Notes, the 10 1/8% Notes and the LYONs. As a result, differences in the definitions of change of control under the indentures for the Notes, the 9 3/4% Notes, the 10 1/8% Notes and the LYONs will not have a difference in the effect on JCC or the respective holders other than where the lenders under the Credit Facility have waived such event of default. In the event of such waiver there could be a change of control under the Notes, the 9 3/4% Notes and the 10 1/8% Notes which would not result in a change of control under the LYONs or VICE VERSA. See "Description of Indebtedness."

    The Change of Control purchase feature of the Notes may make more difficult or discourage a takeover of JCC, and, thus, the removal of incumbent management.

    The phrase "all or substantially all" of the assets of JCC will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of any of JCC has occurred. In addition, no assurances can be given that JCC will be able to acquire Notes tendered upon the occurrence of a Change of Control.

    Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK


    The Indenture provides that, except as set forth below in this covenant, JCC and the Subsidiary Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitations, JCC may incur and the Subsidiary Guarantors may guarantee Indebtedness and Disqualified Capital Stock in addition to Permitted
Indebtedness: if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a PRO FORMA basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Leverage Ratio of JCC for the Reference Period immediately preceding the Incurrence Date, after giving effect on a PRO FORMA basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Leverage Ratio, the use of proceeds thereof, would be less than 7.0 to 1.


    Indebtedness or Disqualified Capital Stock of any person which is outstanding at the time such person becomes a Subsidiary of JCC (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with JCC or a Subsidiary of JCC shall be deemed to have been Incurred at the time such Person becomes such a Subsidiary of JCC or is merged with or into or consolidated with JCC or a Subsidiary of JCC, as applicable.

    LIMITATION ON RESTRICTED PAYMENTS

    The Indenture provides that JCC and its Subsidiaries will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a PRO FORMA basis,
(1) a Default or an Event of Default shall have occurred and be continuing, (2) JCC is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or (3) the aggregate amount of all Restricted Payments made by JCC and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a)(x) 100% of the aggregate Consolidated EBITDA of JCC and its Consolidated Subsidiaries for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated EBITDA for such period is a deficit, then minus 100% of such deficit) less (y) 1.4 times Consolidated Fixed Charges for the same period plus
(b) the aggregate Net Cash Proceeds received by JCC from the sale of its Qualified Capital Stock (other than (i) to a Subsidiary of JCC and (ii) to the extent applied in connection with a Qualified Exchange), after the Issue Date.

    The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit (w) payments to Jacor to reimburse Jacor for reasonable and necessary corporate and administrative expenses, (x) Restricted Investments, PROVIDED, that, after giving PRO FORMA effect to such Restricted Investment, the aggregate amount of all such Restricted Investments made on or after the Issue Date that are outstanding (after giving effect to any such Restricted Investments that are returned to JCC or the Subsidiary Guarantor that made such prior Restricted Investment, without restriction, in cash on or prior to the date of any such calculation) at any time does not exceed $25.0 million,
(y) a Qualified Exchange, and (z) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions. The full amount of any Restricted Payment made pursuant to the foregoing clauses (x) and (z) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
  SUBSIDIARIES

    The Indenture provides that JCC and its Subsidiaries will not, and will not permit any of their Subsidiaries to, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of JCC to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, JCC or any Subsidiary of JCC, except (a) restrictions imposed by the Exchange Notes or the Indenture, (b) restrictions imposed by applicable law, (c) existing restrictions under specified Indebtedness outstanding on the Issue Date, (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by JCC or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under paragraph (f) under the definition of Permitted Indebtedness, provided such restriction or requirement is no more restrictive than that imposed by the Credit Facility as of the Issue Date, (f) restrictions with respect solely to a Subsidiary of JCC imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, and (g) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses
(a), (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, or other standard non-assignment clauses in contracts entered into in the ordinary course of business, (b) Capital Leases or agreements governing purchase money Indebtedness which contain restrictions of the type referred to above with respect to the property covered thereby, nor (c) Liens permitted under the terms of the Indenture on assets securing Senior Debt incurred pursuant to the Leverage Ratio in accordance with the covenant described under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or permitted pursuant to the definition of Permitted Indebtedness shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

    LIMITATIONS ON LAYERING INDEBTEDNESS; LIENS

    The Indenture provides that JCC and its Subsidiaries will not, and will not permit any of their Subsidiaries to, directly or indirectly, incur, or, other than with respect to the 10 1/8% Notes and the 9 3/4% Notes, suffer to exist (a) any Indebtedness that is subordinate in right of payment to any other Indebtedness of JCC or a Guarantor unless, by its terms, such Indebtedness (i) has a maturity date subsequent to the Stated Maturity of the Exchange Notes and an Average Life longer than that of the Exchange Notes and (ii) is subordinate in right of payment to, or ranks PARI PASSU with, the Exchange Notes or the Guarantees, as applicable, or (b) other than Permitted Liens, any Lien upon any of its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom securing Indebtedness other than (1) Liens securing Senior Debt incurred pursuant to the Leverage Ratio in accordance with the covenant described under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" and (2) Liens securing Senior Debt incurred as permitted pursuant to the definition of Permitted Indebtedness.

    LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

    The Indenture provides that JCC and its Subsidiaries will not, and will not permit any of their Subsidiaries to, in one or a series of related transactions, sell, transfer, or otherwise dispose of, any of its property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Subsidiary of JCC), and including any sale or other transfer or issuance of any Equity Interests of any direct or indirect Subsidiary of JCC, whether by JCC or a direct or indirect Subsidiary thereof (an "Asset Sale"), unless (1) within 450 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are (a) applied to the optional redemption of the Exchange Notes in accordance with the terms of the Indenture or to the repurchase of the Exchange Notes pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Exchange Notes at a purchase price (the "Asset Sale Offer Price") of 100% of principal amount, plus accrued interest to the date of payment, (b) invested in assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of JCC will immediately constitute or be a part of a Related Business of JCC or a Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (c) used to permanently retire or reduce Senior Debt or Indebtedness permitted pursuant to paragraphs (d), (e) or
(f) under the definition of Permitted Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), (2) with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate fair market value in excess of $2.5 million, at least 75% of the consideration for such Asset Sale or series of related Asset Sales (excluding the amount of (A) any Indebtedness (other than the Notes) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or asset sold and (B) property received by JCC or any such Subsidiary from the transferee that within 90 days of such Asset Sale is converted into cash or Cash Equivalents) consists of cash or Cash Equivalents (other than in the case of an Asset Swap or where JCC is exchanging all or substantially all the assets of one or more Related Businesses operated by JCC or its Subsidiaries (including by way of the transfer of capital stock) for all or substantially all the assets (including by way of the transfer of capital stock) constituting one or more Related Businesses operated by another person, in which event the foregoing requirement with respect to the receipt of cash or Cash Equivalents shall not apply), (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a PRO FORMA basis, to, such Asset Sale, and (4) the Board of JCC determines in good faith that JCC or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

    The Indenture provides that an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (1)(b) or (1)(c) above (the "Excess Proceeds") exceeds $5.0 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement and no longer (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, JCC shall apply the Asset Sale Offer Amount plus an amount equal to accrued interest to the purchase of all Exchange Notes properly tendered (on a PRO RATA basis if the Asset Sale Offer Amount is insufficient to purchase all Exchange Notes so tendered) at the Asset Sale Offer Price (together with accrued interest). To the extent that the aggregate amount of Exchange Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, JCC may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. If required by applicable law, the Asset Sale Offer Period may be extended as so required, however, if so extended it shall nevertheless constitute an Event of Default if within 60 Business Days of its commencement the Asset Sale Offer is not consummated or the properly tendered Exchange Notes are not purchased pursuant thereto.

    Notwithstanding the foregoing provisions of the first paragraph of this covenant the Indenture provides that with respect to an Asset Sale Offer, JCC will not be permitted to commence an Asset Sale Offer for the Exchange Notes until such time as an Asset Sale Offer for the 9 3/4% Notes and the 10 1/8%

Notes in each case if required, has been completed. To the extent that any Excess Proceeds remain after expiration of an Asset Sale Offer Period for the 9 3/4% Notes and the 10 1/8% Notes, JCC may use the remaining Net Cash Proceeds to commence an Asset Sale Offer for the Notes; PROVIDED, that with respect to the 10 1/8% Notes or the 9 3/4% Notes this paragraph shall be of no further force and effect upon the earlier of (w) the maturity of the 10 1/8% Notes or the 9 3/4% Notes, respectively, (x) the date upon which defeasance of the 10 1/8% Notes or the 9 3/4% Notes become effective, respectively, (y) the date on which there are no longer any 10 1/8% Notes or the 9 3/4% Notes, respectively outstanding in accordance with the terms of the indenture governing the 10 1/8% Notes or the 9 3/4% Notes, respectively and (z) the date on which the Limitation on Sale of Assets and Subsidiary Stock covenant no longer applies in accordance with the terms of the indenture governing the 10 1/8% Notes or the 9 3/4% Notes, respectively.

    Notwithstanding the foregoing provisions of the first paragraph of this covenant and without complying with the foregoing provisions:

        (i) JCC and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the limitation on mergers, sales or consolidations provisions in the Indenture;

        (ii) JCC and its Subsidiaries may sell or dispose of inventory or damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of JCC or such Subsidiary, as applicable; and

       (iii) any of JCC's Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to, or merge with or into, JCC or any of its wholly owned Subsidiary Guarantors.

    All Net Cash Proceeds from an Event of Loss shall be applied to the restoration, repair or replacement of the asset so affected or invested, used for prepayment of Senior Debt, or used to repurchase Exchange Notes, all within the period and as otherwise provided above in clauses 1(a) or 1(b)(i) of the first paragraph of this covenant.

    In addition to the foregoing, JCC will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary except pursuant to an Asset Sale of all the Equity Interests of such Subsidiary.

    Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws.

    LIMITATION ON ASSET SWAPS

    The Indenture provides that JCC and its Subsidiaries will not, and will not permit any of their Subsidiaries to, in one or a series of related transactions, directly or indirectly, engage in any Asset Swaps, unless: (i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) JCC would, after giving PRO FORMA effect to the proposed Asset Swap, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; (iii) the respective fair market values of the assets being purchased and sold by JCC or any of its Subsidiaries (as determined in good faith by the management of JCC or, if such Asset Swap includes consideration in excess of $2.5 million by the Board of Directors of JCC, as evidenced by a Board Resolution) are substantially the same at the time of entering into the agreement to swap assets; and (iv) at the time of the consummation of the proposed Asset Swap, the percentage of any decline in the fair market value (determined as aforesaid) of the asset or assets being acquired by JCC and its Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value (determined as aforesaid) of the assets being disposed of by JCC or its Subsidiaries, calculated from the time the agreement to swap assets was entered into.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES

    The Indenture provides that neither JCC nor any of its Subsidiaries will be permitted after the Issue Date to enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, (other than Exempted Affiliate Transactions) (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to JCC, and no less favorable to JCC than could have been obtained in an arm's length transaction with a non-Affiliate and, (ii) if involving consideration to either party in excess of $5.0 million, unless such Affiliate Transaction(s) is evidenced by (A) an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Board of Directors of JCC that are disinterested in such transaction or, (B) in the event there are no members of the Board of Directors of JCC who are disinterested in such transaction, then so long as JCC is a wholly owned subsidiary of Jacor, an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) have been approved by a majority of the members of the Board of Directors of Jacor that are disinterested in such transaction and (iii) if involving consideration to either party in excess of $10.0 million, unless in addition JCC, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to JCC from a financial point of view from an independent investment banking firm of national reputation.

    LIMITATION ON MERGER, SALE OR CONSOLIDATION

    The Indenture provides that JCC will not, directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons or adopt a Plan of Liquidation, unless (i) either (a) JCC is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of JCC in connection with the Notes and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a PRO FORMA basis to such transaction; and (iii) immediately after giving effect to such transaction on a PRO FORMA basis, the consolidated resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio set forth in the covenant described under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

    Upon any consolidation or merger or any transfer of all or substantially all of the assets of JCC or consummation of a Plan of Liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which JCC is merged or to which such transfer is made or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation shall succeed to, and be substituted for, and may exercise every right and power of, JCC under the Indenture with the same effect as if such successor corporation had been named therein as JCC, and JCC shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, JCC's interest in which constitutes all or substantially all of the properties and assets of JCC shall be deemed to be the transfer of all or substantially all of the properties and assets of JCC.

    LIMITATION ON LINES OF BUSINESS

    The Indenture provides that neither JCC nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which is a Related Business.

    RESTRICTION ON SALE AND ISSUANCE OF SUBSIDIARY STOCK

    The Indenture provides that JCC and the Guarantors will not sell, and will not permit any of their Subsidiaries to issue or sell, any Equity Interests of any Subsidiary of JCC to any person other than JCC or a wholly owned Subsidiary of JCC, except for Equity Interests with no preferences or special rights or privileges and with no redemption or prepayment provisions.

    SUBSIDIARY GUARANTORS

    The Indenture provides that (i) all present Subsidiaries of JCC and their Subsidiaries, and (ii) all future Subsidiaries of JCC and their Subsidiaries, which are not prohibited from becoming guarantors by law or by the terms of any Acquired Indebtedness or any agreement (other than an agreement entered into in connection with the transaction resulting in such person becoming a Subsidiary of JCC or its Subsidiaries) to which such Subsidiary is a party, jointly and severally, will guaranty irrevocably and unconditionally all principal, premium, if any, and interest on the Exchange Notes on a senior subordinated basis; PROVIDED, HOWEVER, that upon any change in the law, Acquired Indebtedness or any agreement (whether by expiration, termination or otherwise) which no longer prohibits a Subsidiary of JCC from becoming a Subsidiary Guarantor, such Subsidiary shall immediately thereafter become a Subsidiary Guarantor; PROVIDED, FURTHER, in the event that any Subsidiary of JCC or their Subsidiaries becomes a guarantor of any other Indebtedness of JCC or any of its Subsidiaries or any of their Subsidiaries, such Subsidiary shall immediately thereafter become a Subsidiary Guarantor.

    All subsidiaries of JCC will be Subsidiary Guarantors if required by the covenant "Future Subsidiary Guarantors."

    RELEASE OF GUARANTORS

    The Indenture provides that no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless (i) subject to the provisions of the following paragraph and certain other provisions of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's guarantee, the Indenture on the terms set forth in the Indenture; (ii) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis, no Default or Event of Default shall have occurred or be continuing; and (iii) immediately after such transaction, the surviving person holds all permits required for operation of the business of, and such entity is controlled by a person or entity (or has retained a person or entity which is) experienced in, operating broadcast properties, or otherwise holds all Permits to operate its business.

    Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor or all of its assets to an entity which is not a Subsidiary Guarantor, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant Limitations on Sale of Assets, and Subsidiary Stock), such Subsidiary Guarantor will be deemed released from its obligations under its Guarantee of the Exchange Notes; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of JCC or any other Subsidiary shall also terminate upon such release, sale or transfer.

    LIMITATION ON STATUS AS INVESTMENT COMPANY

    The Indenture prohibits JCC and its Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

REPORTS

    The Indenture provides that for so long as Jacor or any successor thereto is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and JCC is a wholly owned subsidiary of Jacor, JCC shall deliver to the Trustee and, to each Holder, Jacor's annual and quarterly reports pursuant to Section 13 or 15(d) of the Exchange Act, within 15 days after such reports have been filed with the Commission; PROVIDED, HOWEVER, in the event either (i) Jacor or a successor as set forth above is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or (ii) JCC is no longer a wholly owned subsidiary of Jacor or a successor as set forth above, the Indenture will provide that whether or not JCC is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, JCC shall deliver to the Trustee and, to each Holder, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if JCC were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by JCC's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, to the extent permitted by the Exchange Act or the Commission (if it were subject to such reporting obligations), file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture defines an Event of Default as (i) the failure by JCC to pay any installment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days, (ii) the failure by JCC to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise, (iii) the failure by JCC or any Guarantor to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 60 days after written notice is given to JCC by the Trustee or to JCC and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding,
(iv) certain events of bankruptcy, insolvency or reorganization in respect of JCC or any of its Significant Subsidiaries, (v) a default in any issue of Indebtedness of JCC or any of their Subsidiaries with an aggregate principal amount in excess of $5.0 million (a) resulting from the failure to pay principal at final maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity, and (vi) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, at any one time rendered against JCC or any of its Subsidiaries and not stayed, bonded or discharged within 60 days. The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

    If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv), above, relating to JCC or any Significant Subsidiary,) then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes at the time outstanding, by notice in writing to JCC (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately; provided, however, that if any

Senior Debt is outstanding pursuant to the Credit Facility upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (x) the third Business Day after the sending to JCC and the Representative of such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Debt under the Credit Facility. In the event a declaration of acceleration resulting from an Event of Default described in clause (v) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within five days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in clause (v) above has occurred that has not been cured or waived within five days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in clause (iv), above, relating to JCC or any Significant Subsidiary occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes at the time outstanding, generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration and except on default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority, and have been cured or waived.

    Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default, except on default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority, and except a default in the payment of principal of or interest on any Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Indenture provides that JCC may, at its option, elect to have their obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that JCC shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust funds; (ii) JCC's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and JCC's obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, JCC may, at its option and at any time, elect to have the obligations of JCC and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) JCC must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Notes, and the Holders of Notes must have a valid, perfected, exclusive security interest in such trust;
(ii) in the case of the Legal Defeasance, JCC shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) JCC has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, JCC shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which JCC or any of its Subsidiaries is a party or by which JCC or any of its Subsidiaries is bound; (vi) JCC shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by JCC with the intent of preferring the holders of such Notes over any other creditors of JCC or with the intent of defeating, hindering, delaying or defrauding any other creditors of JCC or others; and (vii) JCC shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the officers' certificate, (i) through (vi) and, in the case of the opinion of counsel, clauses (i), (with respect to the validity and perfection of the security interest) (ii), (iii) and (v) of this paragraph have been complied with.

    JCC shall deliver to the Trustee any required consent of the lenders under the Credit Facility to such defeasance or covenant defeasance, as the case may be.

AMENDMENTS AND SUPPLEMENTS

    The Indenture contains provisions permitting JCC, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, JCC, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided that no such modification may without the consent of holders of at least 75% in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms used therein) of the covenant "Repurchase of Notes at the Option of the Holder upon a Change of Control" in a manner adverse to the Holders and provided, that no such modification may, without the consent of each Holder affected thereby: (i) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price, the JCC Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used therein) regarding the right of JCC to redeem the Notes in a manner adverse to the Holders, or (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or (iii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby. The Indenture contains a provision that the subordination provisions may not be amended, modified or waived in a manner adverse to the holders of the Senior Debt without the consent of the Representative on behalf of the Required Lenders (as defined in the Credit Facility) under the Credit Facility.

NO PERSONAL LIABILITY OF STOCKHOLDERS, OFFICERS, DIRECTORS

    The Indenture provides that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of JCC, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of JCC or the Guarantors under the Indenture or the Notes by reason of his or its status as such stockholder, employee, officer or director.

CERTAIN DEFINITIONS

    "ACQUIRED INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of JCC, including by designation, or is merged or consolidated into or with either of JCC or one of its Subsidiaries; PROVIDED, that such Indebtedness was not incurred in anticipation of, or in connection with, and was outstanding prior to such person becoming a Subsidiary of JCC.

    "ACQUISITION" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

    "AFFILIATE" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with JCC. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, PROVIDED, THAT, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

    "ASSET SWAP" means the execution of a definitive agreement, subject only to regulatory approval and other customary closing conditions, that JCC in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between JCC or any of its Subsidiaries and another person or group of affiliated persons; provided that any amendment to or waiver of any closing condition which individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

    "AVERAGE LIFE" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of (a) the product of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

    "BENEFICIAL OWNER" or "BENEFICIAL OWNER" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

    "BOARD RESOLUTION" means, with respect to any person, a duly adopted resolution of the Board of Directors of such or the executive committee of such Board of Directors of such person.

    "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

    "CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

    "CASH EQUIVALENT" means (i) securities issued directly or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) or (ii) time deposits and certificates of deposit with, and commercial paper issued by the parent corporation of, any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition.

    "CONSOLIDATED EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense,
(ii) Consolidated depreciation and amortization expense, provided that consolidated depreciation and amortization of a Subsidiary that is a less than wholly owned Subsidiary shall only be added to the extent of the equity interest of JCC in such Subsidiary, (iii) other noncash charges (including amortization of goodwill and other intangibles), (iv) Consolidated Fixed Charges, and less the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

    "CONSOLIDATED FIXED CHARGES" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and
(b) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by JCC to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

    "CONSOLIDATED NET INCOME" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains or losses which are either noncash or extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), (b) the net income, if positive, of any person, other than a wholly owned Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a wholly owned Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's PRO RATA share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

    "CONSOLIDATED SUBSIDIARY" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.


    "CREDIT FACILITY" as of the date hereof, means the Amended and Restated Credit Agreement dated as of September 16, 1997, by and among The Chase Manhattan Bank (as successor by merger to Chemical Bank), as Administrative Agent, Banque Paribas, as Documentation Agent, and Bank of America, National Trust and Savings Association (as successor by merger to Bank of America Illinois), as Syndication Agent, certain financial institutions from time to time thereto, including any related notes, guarantees, collateral documents, instruments, letters of credit, reimbursement obligations and other agreements executed by JCC, any of its Subsidiaries and/or Jacor in connection therewith (collectively, the "Related Documents"), as such Credit Agreement and/or Related Documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Facility" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Facility and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification in whole or in part to any Credit Facility and all refundings, refinancings and replacements in whole or in part of any Credit Facility, including, without limitation, any agreement or agreements (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, PROVIDED that on the date such Indebtedness is incurred it would be permitted by paragraph (f) under the definition of Permitted Indebtedness, or (iv) otherwise altering the terms and conditions thereof.


    "DISQUALIFIED CAPITAL STOCK" means (a) except as set forth in (b), with respect to any person, Equity Interests of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes, and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of JCC), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

    "EQUITY INTEREST" of any person means any shares, interests, participations or other equivalents (however designated) in such person's equity, and shall in any event include any Capital Stock issued by, or partnership interests in, such person.

    "EVENT OF LOSS" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

    "EXCLUDED PERSON" means Zell/Chilmark Fund L.P. and all Related Persons of such person.

    "EXEMPTED AFFILIATE TRANSACTION" means (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of JCC, (b) dividends permitted under the terms of the covenant discussed above under "Limitation on Restricted Payments" above and payable, in form and amount, on a pro rata basis to all holders of Common Stock of Jacor, (c) transactions solely between JCC and any of its wholly owned Subsidiaries or solely among wholly owned Subsidiaries of JCC, and (d) payments to Zell/Chilmark Fund L.P. or its Affiliates for reasonable and customary fees and expenses for financial advisory and investment banking services provided to Jacor and JCC, and (e) payments to Jacor made in accordance with the Tax Sharing Agreement.

    "FUTURE SUBSIDIARY GUARANTOR" means future Subsidiaries of JCC and their Subsidiaries, which are not prohibited from becoming guarantors by law or by the terms of any Acquired Indebtedness or any agreement (other than an agreement entered into in connection with the transaction resulting in such person becoming a Subsidiary of JCC or its Subsidiaries) to which such Subsidiary is a party.

    "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect on the Issue Date unless otherwise specified.

    "INDEBTEDNESS" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such any person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to any Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit;
(b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and all obligations to purchase, redeem or acquire any Equity Interests; and (d) all Disqualified Capital Stock of such person (valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

    "INTEREST SWAP AND HEDGING OBLIGATION" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

    "INVESTMENT" by any person in any other person means (without duplication)
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of JCC or any Guarantor to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or the definition of Permitted Indebtedness, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person (other than the endorsement of instruments for deposit or collection in the ordinary course of business); and (d) the making of any capital contribution by such person to such other person.

    "ISSUE DATE" means the date of first issuance of the Old Notes under the Indenture.

    "JUNIOR SECURITY" means any Qualified Capital Stock and any Indebtedness of JCC or a Guarantor, as applicable, that is subordinated in right of payment to Senior Debt at least to the same extent as the Notes or the Guarantees, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes; PROVIDED, that in the case of subordination in respect of Senior Debt under the Credit Facility, "Junior Security" shall mean any Qualified Capital Stock and any Indebtedness of JCC or the Guarantors, as applicable, that (i) has a final maturity date occurring after the final maturity date of, all Senior Debt outstanding under the Credit Facility on the date of issuance of such Qualified Capital Stock or Indebtedness, (ii) is unsecured, (iii) has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged, and (iv) by their terms or by law are subordinated to Senior Debt outstanding under the Credit Facility on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the Notes.

    "LEVERAGE RATIO" of any person on any date of determination (the "Transaction Date") means the ratio, on a PRO FORMA basis, of (a) the sum of the aggregate outstanding amount of Indebtedness and Disqualified Capital Stock of such person and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to (b) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period; PROVIDED, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a PRO FORMA basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

    "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

    "NET CASH PROCEEDS" means the aggregate amount of cash or Cash Equivalents received by JCC in the case of a sale of Qualified Capital Stock and by JCC and its Subsidiaries in respect of an Asset Sale or an Event of Loss plus, in the case of an issuance of Qualified Capital Stock of JCC upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of JCC that were issued for cash on or after the Issue Date, the amount of cash originally received by JCC upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale, Event of Loss or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less an amount (estimated reasonably and in good faith by JCC or the amount actually incurred, if greater) of income, franchise, sales and other applicable taxes required to be paid by JCC or any of its Subsidiaries in connection with such Asset Sale.

    "OBLIGATION" means any principal, premium or interest payment, or monetary penalty, or damages, due by JCC or any Guarantor under the terms of the Notes or the Indenture.

    "PERMITTED INDEBTEDNESS" means any of the following:

    (a) JCC and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in JCC's industry; PROVIDED, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $5.0 million;

    (b) JCC may incur Indebtedness to any wholly owned Subsidiary Guarantor, and any wholly owned Subsidiary Guarantor may incur Indebtedness to any other wholly owned Subsidiary Guarantor or to JCC; PROVIDED, that in the case of Indebtedness of JCC, such obligations shall be unsecured and subordinated in all respects to JCC's obligations pursuant to the Notes and the date of any event that causes such Subsidiary Guarantor to no longer be a wholly owned Subsidiary shall be an Incurrence Date;

    (c) JCC and the Guarantors may incur Indebtedness evidenced by the Notes and the Guarantees and represented by the Indenture up to the amounts specified therein as of the date thereof;

    (d) JCC and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, which Indebtedness was incurred pursuant to the Leverage Ratio in the covenant described under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or clause (c) of this definition;

    (e) JCC and its Subsidiaries may incur Indebtedness in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $5.0 million;

    (f) JCC and the Guarantors may incur Indebtedness incurred pursuant to the Credit Facility up to an aggregate principal amount outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness in whole or in part) at any time of $600.0 million, plus accrued interest and additional expense and reimbursement obligations with respect thereto and such additional amounts as may be deemed to be outstanding in the form of Interest Swap and Hedging Obligations with lenders party to the Credit Facility, minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale;

    (g) JCC and the Subsidiary Guarantors may incur Indebtedness under Interest Swap and Hedging Obligations that do not increase the Indebtedness of the Company other than as a result of fluctuations in interest or foreign currency exchange rates provided that such Interest Swap and Hedging Obligations are incurred for the purpose of providing interest rate protection with respect to Indebtedness permitted under the Indenture or to provide currency exchange protection in connection with revenues generated in currencies other than U.S. dollars;

    (h) Subsidiaries may incur Acquired Indebtedness if JCC at the time of such incurrence could incur such Indebtedness pursuant to the Leverage Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; and

    (i) JCC and its Subsidiaries may incur Indebtedness existing on the Issue Date.

    "PERMITTED INVESTMENT" means:

    (a) Investments in any of the Notes;

    (b) Cash Equivalents;

    (c) intercompany loans to the extent permitted under clause (b) of the definition of "Permitted Indebtedness" and intercompany security agreements relating thereto;

    (d) loans, advances or investments in existence on the Issue Date;

    (e) Investments in a person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments, (i) the Acquired Person immediately thereupon is or becomes a Subsidiary of the Company, or (ii) the Acquired Person immediately thereupon either (1) is merged or consolidated with or into the Company or any of its Subsidiaries and the surviving person is the Company or a Subsidiary of the Company or (2) transfers or conveys all or substantially all of its assets, or is liquidated into, JCC or any of its Subsidiaries.

    (f) Investments in a person with whom JCC or any of its Subsidiaries have entered into, (i) local marketing agreements or time brokerage agreements pursuant to which JCC or any one of its Subsidiaries programs substantial portions of the broadcast day on such person's radio broadcast station(s) and sells advertising time during such program segments for its own account or (ii) joint sales agreements pursuant to which JCC or any of its Subsidiaries sells substantially all of the advertising time for such person's radio broadcast station(s);

    (g) Investments that are in persons which will have the purpose of furthering the operations of JCC and its Subsidiaries not to exceed $10.0 million; and

    (h) demand deposit accounts maintained in the ordinary course of business.

    "PERMITTED LIEN" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges or levies not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of JCC in accordance with GAAP as of the date of determination; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of JCC in accordance with GAAP as of the date of determination; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and deposits made in the ordinary course of business to secure obligations of public utilities; (e) easements, rights-of-way, zoning, building restrictions, reservations, encroachments, exceptions, covenants, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by JCC or any of its Subsidiaries) or interfere with the ordinary conduct of the business of JCC or any of its Subsidiaries; (f) Liens arising by operation of law in connection with judgments, provided, that the execution or other enforcement of such Liens is effectively stayed and that the claims secured thereby are being contested in good faith by appropriate proceedings; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens securing Indebtedness of a person existing at the time such person becomes a Subsidiary or is merged with or into JCC or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, PROVIDED that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (i) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of JCC or any of its Subsidiaries or materially detracting from the value of the relative assets of JCC or any of its Subsidiaries; (j) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by JCC or any of its Subsidiaries in the ordinary course of business; and (k) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property, (l) Liens in favor of the Adminstrative Agent pursuant to the Credit Facility and (m) Liens on property of a Subsdiary of JCC provided that such Liens secure only obligations owing by such Subsidiary to JCC or another Subsidiary of JCC.

    "PRODUCTIVE ASSETS" means assets of a kind used or usable by JCC and its Subsidiaries in a Related Business.

    "PUBLIC OFFERING" means a firm commitment underwritten primary offering of Capital Stock of Jacor or JCC.

    "QUALIFIED CAPITAL STOCK" means any Capital Stock of JCC that is not Disqualified Capital Stock.

    "QUALIFIED EXCHANGE" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of JCC issued on or after the Issue Date with the Net Cash Proceeds received by JCC from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness issued on or after the Issue Date.

    "REFERENCE PERIOD" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

    "REFINANCING INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; PROVIDED, that (A) such Refinancing Indebtedness of any Subsidiary of JCC shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity.

    "RELATED BUSINESS" means the business conducted (or proposed to be conducted) by JCC and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of JCC are materially related businesses.

    "RELATED PERSON" means any person who controls, is controlled by or is under common control with an Excluded Person; PROVIDED that for purposes of this definition "control" means the beneficial ownership of more than 50% of the total voting power of a person normally entitled to vote in the election of directors, managers or trustees, as applicable of a person.

    "RESTRICTED INVESTMENT" means, in one or a series of related transactions, any Investment, other than investments in Permitted Investments; PROVIDED, HOWEVER, that a merger of another person with or into JCC or a Subsidiary Guarantor shall not be deemed to be a Restricted Investment so long as the surviving entity is JCC or a direct wholly owned Subsidiary Guarantor.

    "RESTRICTED PAYMENT" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person,
(c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a parent or Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such person; PROVIDED, HOWEVER, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; (ii) any dividend, distribution or other payment to JCC, or to any of its wholly owned Subsidiary Guarantors, by any of the Subsidiaries of JCC; or (iii) loans or advances to any Subsidiary Guarantor the proceeds of which are used by such Subsidiary Guarantor in a Related Business activity of such Subsidiary Guarantor.

    "SENIOR DEBT" of JCC or any Guarantor means Indebtedness (including any monetary obligation in respect of the Credit Facility, and interest, whether or not such interest is allowed or allowable, accruing on Indebtedness incurred pursuant to the Credit Facility at the contracted-for rate after the commencement of any proceeding under any bankruptcy, insolvency or similar law) of JCC or such Guarantor arising under the Credit Facility or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the Notes or the applicable Guarantee; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of JCC or any officer, director or employee of JCC or any Subsidiary of JCC, (b) Indebtedness incurred in violation of the terms of the Indenture, (c) Indebtedness to trade creditors, (d) Disqualified Capital Stock and (e) any liability for taxes owed or owing by JCC or such Guarantor.

    "SIGNIFICANT SUBSIDIARY" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

    "STATED MATURITY," when used with respect to any Note, means December 15, 2006.

    "SUBORDINATED INDEBTEDNESS" means Indebtedness of JCC or a Guarantor that is subordinated in right of payment to the Notes or such Guarantee, as applicable, in any respect or has a stated maturity on or after the Stated Maturity.

    "SUBSIDIARY," with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner and in which such person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.


    "SUBSIDIARY GUARANTORS" means (i) the Present Subsidiary Guarantors identified in the following sentence and (ii) Future Subsidiary Guarantors that become Subsidiary Guarantors pursuant to the terms of the Indenture, but excluding any Persons whose guarantees have been released pursuant to the terms of the Indenture. The "PRESENT SUBSIDIARY GUARANTORS" means Jacor Broadcasting Corporation; Broadcast Finance, Inc.; Jacor Broadcasting of Florida, Inc.; Jacor Broadcasting of Atlanta, Inc.; Jacor Broadcasting of Colorado, Inc.; Jacor Broadcasting of Tampa Bay, Inc.; Jacor Cable, Inc.; Georgia Network Equipment, Inc.; Jacor Broadcasting of San Diego, Inc.; Jacor Broadcasting of St. Louis, Inc.; Jacor Broadcasting of Sarasota, Inc.; Noble Broadcast Group, Inc.; Jacor Broadcasting of Denver, Inc.; Noble Broadcast of San Diego, Inc.; JBSL, Inc.; Jacor Broadcasting of Toledo, Inc.; Jacor Broadcasting of Youngstown, Inc. Nova Marketing Group, Inc.; Noble Broadcast Licenses, Inc.; Noble Broadcast Holdings, Inc.; Sports Radio Broadcasting, Inc.; Nobro, S.C.; Sports Radio, Inc.; Noble Broadcast Center, Inc.; Citicasters Co.; GAAC-N26LB, Inc.; GACC-340, Inc.; Cine Guarantors, Inc.; Great American Television Productions, Inc.; Cine Guarantors II, Inc.; Great American Merchandising Group, Inc.; Taft-TCI Satellite Services, Inc.; Cine Films, Inc.; The Sy Fischer Company Agency, Inc.; Location Productions, Inc.; Location Productions II, Inc.; VTTV Productions; F.M.I. Pennsylvania, Inc.; Inmobiliaria Radial, S.A. de C.V.; WHOK, Inc.; Cine Mobile Systems Int'l. N.V.; Cine Movil S.A. de C.V.; Cine Guarantors II, Ltd.; Jacor Broadcasting of Charleston, Inc.; Jacor Broadcasting of Kansas City, Inc.; Jacor Broadcasting of Las Vegas, Inc.; Jacor Broadcasting of Las Vegas II, Inc.; Jacor Broadcasting of Louisville, Inc.; Jacor Broadcasting of Louisville II, Inc.; Jacor Broadcasting of Salt Lake City, Inc.; Jacor Broadcasting of Salt Lake City II, Inc.; Jacor Licensee of Charleston, Inc.; Jacor Licensee of Kansas City, Inc.; Jacor Licensee of Las Vegas, Inc.; Jacor Licensee of Las Vegas II, Inc.; Jacor Licensee of Louisville, Inc.; Jacor Licensee of Louisville II, Inc.; Jacor Licensee of Salt Lake City, Inc.; Jacor Licensee of Salt Lake City II, Inc.; Jacor/Premier Holding, Inc; NSN Network Services, Ltd.; Premier Radio Networks, Inc.; MultiVerse Acquisition Corp. and Radio-Active Media, Inc. each a direct or indirect subsidiary of the Company or any successor entity, whether by merger, consolidation, change of name or otherwise.


    "TAX SHARING AGREEMENT" means any agreements between JCC and Jacor pursuant to which JCC may make payments to Jacor with respect to JCC's Federal, state, or local income or franchise tax liabilities where JCC is included in a consolidated, unitary or combined return filed by Jacor; PROVIDED, HOWEVER, that the payment by JCC under such agreement may not exceed the liability of Jacor for such taxes if it had filed its income tax returns as a separate company.

BOOK-ENTRY, DELIVERY AND FORM

    The certificates representing the Exchange Notes will be issued in fully registered form. Except as described in the next paragraph, the Exchange Notes initially will be in the form of one or more registered global book-entry notes without interest coupons (collectively, the "Global Exchange Notes") and will be deposited with the Trustee as custodian for The Depository Trust Company, New York, New York ("DTC") and registered in the name of DTC or its nominee, in each case for credit to the accounts of Direct and Indirect Participants (as defined below). Exchange Notes held by Institutional Accredited Investors will be issued in registered certificated form (a "Certificated Exchange Note").

    The Global Exchange Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Exchange Notes may be exchanged for Notes in certificated form in certain limited circumstances.

    Initially, the Trustee will act as Paying Agent and Registrar. The Exchange Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITARY PROCEDURES

    DTC has advised JCC that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants"). DTC may hold securities beneficially owned by other persons only through the Direct Participants or Indirect Participants and such other persons' ownership interest and transfer of ownership interest will be recorded only on the records of the Direct Participation and/or Indirect Participant, and not on the records maintained by DTC.

    DTC has also advised JCC that, pursuant to DTC procedures, (i) upon deposit of the Global Exchange Notes, DTC will credit the accounts of Direct Participants designated by the Initial Purchaser with portions of the principal amount of Global Exchange Notes allocated by the Initial Purchasers to such Direct Participants, and (ii) DTC will maintain records of the ownership interests of Direct Participants in the Global Exchange Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Exchange Notes. Direct Participants and the Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Exchange Notes.

    Investors in the Global Exchange Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations which are Direct Participants in DTC. All ownership interests in any Global Exchange Notes may be subject to the procedures and requirements of DTC.

    The laws of some states require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Exchange Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Exchange Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests.

    EXCEPT AS DESCRIBED BELOW, OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL EXCHANGE NOTES WILL NOT HAVE EXCHANGE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

    Under the terms of the Indenture, JCC, the Guarantors and the Trustee will treat the persons in whose names the Exchange Notes are registered (including Exchange Notes represented by Global Exchange Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages (as defined herein), if any, and interest on Global Exchange Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither JCC, the Trustee nor any agent of the JCC, the Guarantors or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Exchange Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

    DTC has advised JCC that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Exchange Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective holdings in principal amount of its ownership interests in the Global Exchange Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Exchange Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, JCC or the Guarantors. Neither JCC, the Guarantors nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes, and, the Guarantors and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Exchange Notes for all purposes.

    The Global Exchange Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

    DTC has advised JCC that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more Direct Participants to whose account interests in the Global Exchange Notes are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange Global Exchange Notes (without the direction of one or more of its Direct Participants) for Exchange Notes in certificated form, and to distribute such certificated forms of Exchange Notes to its Direct Participants.

    None of JCC, the Guarantors, the Initial Purchasers or the Trustee will have any responsibility for the performance by DTC, or its respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

    The information in this section concerning DTC and its book-entry system has been obtained from sources that JCC believes to be reliable, but JCC takes no responsibility for the accuracy thereof.

EXCHANGE OFFER; REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    JCC, the Guarantors and the Initial Purchasers entered into a registration rights agreement (the "Registration Rights Agreement") on the Issue Date pursuant to which JCC and the Guarantors agreed, for the benefit of the Holders of the Notes, that they will, at their cost, (i) use their reasonable best efforts to file, within 90 days after the Issue Date, a registration statement under the Securities Act (an "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange (the "Exchange Offer"), the Notes and the guarantees for new notes which will have terms substantially identical to the Notes, including the guarantees (the "New Notes") (except that such New Notes will not contain terms with respect to transfer restrictions and the identity of the Guarantors may change in accordance with the terms of the Indenture) and (ii) use their reasonable best efforts to cause such

Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date. The Registration Statement satisfies this requirement. See "The Exchange Offer."

    In the event that applicable interpretations of the staff of the Commission do not permit the Company and the Guarantors to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated by the earlier of (x) 60 days after the effective date of the Exchange Offer Registration Statement and (y) 240 days after the Issue Date, JCC and the Guarantors, will, at their own expense, (a) within 45 days after such filing obligation arises, use their reasonable best efforts to file a shelf registration statement covering resales of the Notes (a "Shelf Registration Statement"), (b) use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act on or prior to 135 days after such obligation arises and (c) use their reasonable best efforts to keep effective such Shelf Registration Statement until 24 months following the Issue Date and such time as all of the Notes have been sold thereunder or otherwise cease to be Transfer Restricted Securities (as defined in the Registration Rights Agreement). JCC will, in the event a Shelf Registration Statement is required to be filed, provide to each Holder of the Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such Holder when such Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder or beneficial owner of the Notes who sells such Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which is applicable to such a holder or beneficial owner (including certain indemnification and contribution rights and obligations).

    Each Note will contain a legend to the effect that the Holder thereof, by its acceptance of such Note, will be deemed to have agreed to be bound by and to comply with the provisions of the Registration Rights Agreement. In that regard, the Registration Rights Agreement will provide that JCC may, by notice to the Holders, require the Holders to suspend the use of the prospectus which is a part of the Shelf Registration Statement (and, in the case of Participating Broker-Dealers, the prospectus which is part of the Exchange Offer Registration Statement) (i) for any number of periods not to exceed 45 days in the aggregate in any 12-month period (other than the 60-day period preceding the last day of the period during which the Company is required to keep the Shelf Registration Statement effective) under certain circumstances relating solely to certain material acquisitions and dispositions involving Jacor or any of its subsidiaries ("Material Business Combinations") or (ii) if any change in such prospectus or the related registration statement is required so that it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than because of a Material Business Combination) or in certain other circumstances (any period during which the use of such prospectus is suspended as provided in clause (i) or (ii) above being hereinafter called a "Blackout Period," and any period during which the use of such prospectus is suspended as provided in clause (i) being hereinafter called a "Business Combination Blackout Period"); provided that, in any such case, the period during which JCC and the Guarantors are required to use their reasonable best efforts to keep the Shelf Registration Statement effective (and, in the case of Participating Broker-Dealers, the period during which JCC and the Guarantors are required to use their reasonable best efforts to make available a prospectus) will be extended by a like number of days.

    Although the Company has filed the Exchange Offer Registration Statement, there can be no assurance that the Exchange Offer will be consummated. If (a) JCC fails to consummate the Exchange Offer within 45 days of the earlier of the effectiveness of the Exchange Offer Registration Statement or the date specified for such effectiveness ("The Effectiveness Target Date"), (b) the Shelf Registration Statement is not filed on or before the date specified for such filing, (c) the Shelf Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Target Date, (d) the Shelf Registration Statement is declared effective but thereafter the Shelf Registration Statement ceases to be effective or the Shelf Registration Statement or the prospectus which is a part thereof ceases to usable (other than because of a Business Combination Blackout Period) in connection with resales of Notes during the period specified in the Registration Rights Agreement, (e) the prospectus which is a part of the Exchange Offer Registration Statement ceases to be usable during the period specified in the Registration Rights Agreement (other than because of a Business Combination Blackout Period) in connection with the resale of New Notes by Participating Broker-Dealers, or (f) a Business Combination Blackout Period shall have occurred during the 60-day period preceding the end of the period during which the Company is required to keep the Shelf Registration Statement effective or the aggregate number of days in all Business Combination Blackout Periods during any 12-month period shall have exceeded 45 days (each such event referred to in clauses (a) through (f) above a "Registration Default"), then JCC and the Guarantors will pay Liquidated Damages to each Holder of the Notes (or, in the case of Registration Defaults referred to in clause (e), to Participating Broker-Dealers who own Notes), with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of the Notes held by such Holder. Upon a Registration Default, liquidated damages ("Liquidated Damages") will accrue at the rate specified above until such Registration Default is cured and the amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.25 per week per $1,000 principal amount of Notes (regardless of whether one or more than one Registration Default is continuing). Accrued Liquidated Damages will be paid by JCC on each Interest Payment Date to the Holders of Notes entitled to receive the interest payable on such date by wire transfer of immediately available funds or by mailing checks to their registered addresses if no such accounts have been specified and, in the case of any redemption of Notes or repurchase of Notes pursuant to a Change of Control Offer or an Asset Sale Offer, accrued Liquidated Damages payable in respect of the Notes (or portions thereof) to be so redeemed or purchased shall be paid to the persons entitled to receive accrued and unpaid interest on such Notes on the relevant redemption date or purchase date, as applicable.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, which is an exhibit hereto.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES


    The exchange of Old Notes for Exchange Notes should not constitute a taxable event for the Holders for federal income tax purposes. Consequently, no gain or loss should be recognized by Holders upon receipt of the Exchange Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of Exchange Notes, a Holder's basis in Exchange Notes should be the same as such Holder's basis in the Old Notes exchanged therefor. Holders should be considered to have held the Exchange Notes from the time of their original acquisition of the Old Notes.


    In any event, persons considering the exchange of Old Notes for Exchange Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdictions.

                          DESCRIPTION OF INDEBTEDNESS

    The summaries contained herein of certain of the indebtedness of Jacor and JCC do not purport to be complete and are qualified in their entirety by reference to the provisions of the various agreements and indentures related thereto, copies of which have been filed with the Commission and to which reference is hereby made.

THE CREDIT FACILITY


    Jacor's credit facility, as amended and restated as of September 16, 1997 (the "Credit Facility"), with certain banks and other financial institutions provides for the availability of up to $1.15 billion of loans to JCC in two components: (i) a revolving credit facility of up to $750.0 million with mandatory semi-annual commitment reductions beginning June 30, 2000 and a final maturity date of December 31, 2004 and (ii) a term loan of $400.0 million with scheduled semi-annual reductions beginning December 31, 1999 and a final maturity date of December 31, 2004. The Credit Facility bears interest at a rate that fluctuates with a bank base rate and/or the Eurodollar rate per annum.



    The loans under the Credit Facility are guaranteed by each of Jacor's direct and indirect subsidiaries other than certain immaterial subsidiaries. JCC's obligations under the Credit Facility are secured by a first priority lien on the capital stock of Jacor's and JCC's subsidiaries by an assignment of all intercompany debt and of certain time brokerage agreements, and by the guarantee of JCC's parent, Jacor.



    The Credit Facility contains covenants and provisions that restrict, among other things, JCC's ability to: (i) incur additional indebtedness; (ii) incur liens on its property; (iii) make investments and advances; (iv) enter into guarantees and other contingent obligations; (v) merge or consolidate with or acquire another person or engage in other fundamental changes; (vi) engage in certain sales of assets; (vii) engage in certain transactions with affiliates; and (viii) make restricted junior payments. The Credit Facility also requires the satisfaction of certain financial performance criteria (including a consolidated interest coverage ratio, a debt-to-operating cash flow ratio and a consolidated operating cash flow available for fixed charges ratio) and the repayment of loans under the Credit Facility with proceeds of certain sales of assets and debt issuances.



    Events of default under the Credit Facility include various events of default customary for such type of agreement, such as failure to pay scheduled payments when due, cross defaults on other indebtedness, change of control events under other indebtedness (including the LYONs, the 10 1/8% Notes, the 9 3/4% Notes and the Notes) and certain events of bankruptcy, insolvency and reorganization. In addition, the Credit Facility includes events of default for JCC relating to the cessation of any lien on any of the collateral under the Credit Facility as a perfected first priority lien and the failure of Zell/Chilmark designees to represent at least 30% of the Jacor Board of Directors.


    For purposes of the Credit Facility, a change of control includes the occurrence of any event that triggers a change of control under the LYONs, the 10 1/8% Notes, the 9 3/4% Notes or the Notes. Such change of control under the Credit Facility would constitute an event of default which would give the syndicate the right to accelerate the unpaid principal amounts due under the Credit Facility. Upon such acceleration, there is no assurance that JCC will have funds available to fund such repayment or that such funds will be available on terms acceptable to JCC.

THE 10 1/8% NOTES

    In June 1996, JCAC, Inc. (a predecessor to JCC) conducted an offering (the "10 1/8% Notes Offering") whereby JCAC, Inc. issued and sold 10 1/8% Senior Subordinated Notes due 2006 (the "10 1/8% Notes") in an aggregate principal amount of $100.0 million. The 10 1/8% Notes were issued pursuant to an Indenture between JCAC, Inc. and First Trust of Illinois, National Association, as Trustee (the "10 1/8% Note Indenture"). JCAC, Inc. then lent the net proceeds of the 1996 10 1/8% Notes Offering to Jacor. The 10 1/8%

Notes have interest payment dates of June 15 and December 15, commencing on December 15, 1996, and mature on June 15, 2006.

    The 10 1/8% Note Indenture contains certain covenants which impose certain limitations and restrictions on the ability of Jacor to incur additional indebtedness, pay dividends or make other distributions, make certain loans and investments, apply the proceeds of asset sales (and use the proceeds thereof), create liens, enter into certain transactions with affiliates, merge, consolidate or transfer substantially all its assets and make investments in unrestricted subsidiaries.

    If a change of control occurs, JCC will be required to offer to repurchase all outstanding 1996 10 1/8% Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that JCC will have sufficient funds to purchase all of the 10 1/8% Notes in the event of a change of control offer or that JCC would be able to obtain financing for such purpose on favorable terms, if at all. In addition, the Credit Facility restricts JCC's ability to repurchase the 10 1/8% Notes, including pursuant to a change of control offer. Furthermore, a change of control under the 10 1/8% Note Indenture will result in a default under the Credit Facility.

    As used herein, a "Change of Control" will mean (i) any merger or consolidation of JCC with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of any of the assets of JCC, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of JCC then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of JCC (together with any new directors whose election by such Board or whose nomination for election by the shareholders of JCC was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of JCC then in office.

    The events of default under the 10 1/8% Note Indenture include various events of default customary for such type of agreement, including the failure to pay principal and interest when due on the 10 1/8% Notes, cross defaults on other indebtedness for borrowed monies in excess of $5.0 million (which indebtedness would therefore include the Credit Facility, the LYONs, the 9 3/4% Notes and the Notes) and certain events of bankruptcy, insolvency and reorganization.

THE LIQUID YIELD OPTION-TM- NOTES

    Also in June 1996, Jacor conducted an offering (the "LYONs Offering") whereby Jacor issued and sold Senior Liquid Yield Option-TM- Notes due June 12, 2011 (the "LYONs") in the aggregate principal amount at maturity of $259.9 million. Each LYON had an Issue Price of $443.14 and a principal amount at maturity of $1,000. The LYONs were issued pursuant to an Indenture between Jacor and The Bank of New York, as Trustee (the "LYONs Indenture").

    Each LYON is convertible, at the option of the Holder, at any time on or prior to maturity, unless previously redeemed or otherwise purchased, into Jacor Common Stock at a conversion rate of 13.412 shares per LYON. The conversion rate will not be adjusted for accrued original issue discount, but will be subject to adjustment upon the occurrence of certain events affecting the Jacor Common Stock. Upon conversion, the Holder will not receive any cash payment representing accrued original issue discount; such accrued original issue discount will be deemed paid by the Jacor Common Stock received by the Holder on conversion.

    The LYONs are not redeemable by Jacor prior to June 12, 2001. Thereafter, the LYONs are redeemable for cash at any time at the option of Jacor, in whole or in part, at redemption prices equal to the issue price plus accrued original issue discount to the date of redemption.

    The LYONs will be purchased by Jacor, at the option of the Holder, on June 12, 2001 and June 12, 2006, for a Purchase Price of $581.25 and $762.39 (representing issue price plus accrued original issue discount to each date), respectively, representing a 5.50% yield per annum to the Holder on such date, computed on a semiannual bond equivalent basis. Jacor, at its option, may elect to pay the purchase price on any such purchase date in cash or Jacor Common Stock, or any combination thereof. In addition, as of 35 business days after the occurrence of a change in control of Jacor occurring on or prior to June 12, 2001, each LYON will be purchased for cash, by Jacor, at the option of the Holder, for a change in control purchase price equal to the issue price plus accrued original issue discount to the change in control purchase date set for such purchase. The change in control purchase feature of the LYONs may in certain circumstances have an antitakeover effect.

    Under the LYONs Indenture, a "Change in Control" of Jacor is deemed to have occurred at such time as (i) any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than Zell/Chilmark, Jacor, any Subsidiary of Jacor, or any employee benefit plan of either Jacor or any Subsidiary of Jacor, files a Schedule 13D or 14D-1 under the Exchange Act (or any successor schedule, form or report) disclosing that such person has become the beneficial owner of 50% or more of the Jacor Common Stock or other capital stock of Jacor into which such Jacor Common Stock is reclassified or changed, with certain exceptions, or (ii) there shall be consummated any consolidation or merger of Jacor (a) in which Jacor is not the continuing or surviving corporation or (b) pursuant to which the Jacor Common Stock would be converted into cash, securities or other property, in each case, other than a consolidation or merger of Jacor in which the holders of Jacor Common Stock immediately prior to the consolidation or merger own, directly or indirectly, at least a majority of Jacor Common Stock of the continuing or surviving corporation immediately after the consolidation or merger. A Change of Control under the LYONs Indenture constitutes an event of default under the Credit Facility. See "-- The Credit Facility."

    The LYONs Indenture includes various events of default customary for such type of agreement, such as cross defaults on other indebtedness for borrowed monies in excess of $10.0 million (which indebtedness would therefore include the Credit Facility, the 9 3/4% Notes, the 10 1/8% Notes and the Notes) and certain events of bankruptcy, insolvency and reorganization.

THE 9 3/4% NOTES

    In December 1996, JCC conducted an offering (the "9 3/4% Notes Offering") whereby JCC issued and sold 9 3/4% Senior Subordinated Notes due 2006 (the
"9 3/4% Notes") in an aggregate principal amount of $170.0 million. The 9 3/4% Notes were issued pursuant to an Indenture between JCC and The Bank of New York, as Trustee (the "9 3/4% Note Indenture"). JCC then lent the net proceeds of the 9 3/4% Notes Offering to Jacor. The 9 3/4% Notes have interest payment dates of June 15 and December 15, commencing on June 15, 1997, and mature on December 15, 2006.

    The 9 3/4% Note Indenture contains certain covenants which impose certain limitations and restrictions on the ability of Jacor to incur additional indebtedness, pay dividends or make other distributions, make certain loans and investments, apply the proceeds of asset sales (and use the proceeds thereof), create liens, enter into certain transactions with affiliates, merge, consolidate or transfer substantially all its assets and make investments in unrestricted subsidiaries.

    If a change of control occurs, JCC will be required to offer to repurchase all outstanding 9 3/4% Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that JCC will have sufficient funds to purchase all of the 9 3/4% Notes in the event of a change of control offer or that JCC would be able to obtain financing for such purpose on favorable terms, if at all. In addition, the Credit Facility restricts JCC's ability to repurchase the 9 3/4% Notes, including pursuant to a change of control offer. Furthermore, a change of control under the 9 3/4% Note Indenture will result in a default under the Credit Facility.

    As used herein, a "Change of Control" will mean (i) any merger or consolidation of JCC with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of any of the assets of JCC, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of JCC then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of JCC (together with any new directors whose election by such Board or whose nomination for election by the shareholders of JCC was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of JCC then in office.

    The events of default under the 9 3/4% Note Indenture include various events of default customary for such type of agreement, including the failure to pay principal and interest when due on the 9 3/4% Notes, cross defaults on other indebtedness for borrowed monies in excess of $5.0 million (which indebtedness would therefore include the Credit Facility, the LYONs, the 10 1/8% Notes and the Notes) and certain events of bankruptcy, insolvency and reorganization.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the Exchange Offer and so notifies JCC, or causes JCC to be so notified in writing, JCC has agreed that a period ending on the earlier of (i) 180 days after consummation of the Exchange Offer (subject to extension on certain events) and (ii) the date on which all participating broker-dealers have sold their Exchange Notes it will make this Prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

    JCC will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    JCC has agreed to pay all expenses incident to the Exchange Offer (other than commissions and concessions of any broker-dealers), subject to certain prescribed limitations, and will indemnify the holders of the Old Notes against certain liabilities, including certain liabilities that may arise under the Securities Act.

    By its acceptance of the Exchange Offer, any broker-dealer that receives Exchange Notes pursuant to the Exchange Offer hereby agrees to notify JCC prior to using the Prospectus in connection with the sale or transfer of Exchange Notes, and acknowledges and agrees that, upon receipt of notice from JCC of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading or which may impose upon JCC disclosure obligations that may have a material adverse effect on JCC (which notice JCC agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until JCC has notified such broker-dealer that delivery of the Prospectus may resume and has furnished copies of any amendment or supplement to the Prospectus to such broker-dealer.

                                    EXPERTS


    The consolidated balance sheets of Jacor Communications, Inc. and Subsidiaries as of December 31, 1996 and 1995 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996; the combined balance sheets of EFM Media Management, Inc., EFM Publishing, Inc. and PAM Media, Inc. (the "Combined EFM Companies") as of December 31, 1995 and 1996 and related combined statements of operations, changes in retained earnings and cash flows for the years ended December 31, 1994, 1995 and 1996; the balance sheets of Archon Communications, Inc. as of December 31, 1996 and March 31, 1997 and related statements of income, statements of changes in stockholders' equity and statements of cash flows for the period July 6, 1995 (Date of Inception) to December 31, 1995, the year ended December 31, 1996 and the three months ended March 31, 1997; and the combined balance sheets of Synergy Broadcast Investment Enterprises, L.L.C., Worldstar, Inc. and MultiVerse Networks L.L.C. as of September 28, 1997 and the combined balance sheets of Shanahan Broadcasting, Inc., Worldstar, Inc. and MultiVerse Networks, L.L.C. as of December 29, 1996 and December 31, 1995, and related combined statements of income, shareholders' equity and cash flows for the nine month period ended September 28, 1997, the year ended December 29, 1996 and the ten months ended December 31, 1995 each incorporated by reference in the Registration Statement, have been incorporated herein by reference in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


    The consolidated financial statements of Premiere Radio Networks, Inc. at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in Jacor Communications, Inc.'s Current Report on Form 8-K(A) dated April 7, 1997 have been audited by Ernst & Young LLP, independent auditors as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


    The balance sheets of Jacor Broadcasting of Youngstown, Inc. (formerly WN Broadcasting Corp.) as of December 31, 1996, 1995 and 1994 and the related statements of operations, retained earnings and cash flows for each of the three years in the period ended December 31, 1996, appearing in Jacor Communications, Inc.'s Current Report on Form 8-K dated November 21, 1997, have been audited by William T. Ogden, Inc., independent certified public accountants as set forth in their report thereon included therein and incorporated herein by reference. Such report and financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

    Certain legal matters will be passed upon for Jacor by Graydon, Head & Ritchey, Cincinnati, Ohio.

----------------------------------------------
                                  ----------------------------------------------
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                                  ----------------------------------------------

    NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING OTHER THAN THOSE CONTAINED IN THE PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                              -------------------

                               TABLE OF CONTENTS

                                                         PAGE
Available Information...............................           2
Incorporation of Certain Documents by Reference.....           3
Prospectus Summary..................................           4
Risk Factors........................................          11
Use of Proceeds.....................................          14
Consolidated Ratios of Earnings to Fixed Charges....          14
Selected Historical Financial Data..................          15
Business............................................          17
The Exchange Offer..................................          17
The Exchange Notes..................................          28
Certain U.S. Federal Income Tax Consequences........          56
Description of Indebtedness.........................          57
Plan of Distribution................................          61
Experts.............................................          62
Legal Matters.......................................          62

                                  $150,000,000

                              JACOR COMMUNICATIONS
                                    COMPANY

                                 GUARANTEED BY

                                     [LOGO]

                      8 3/4% SERIES B SENIOR SUBORDINATED
                                 NOTES DUE 2007

                               -----------------

                                   PROSPECTUS

                               -----------------


                                NOVEMBER  , 1997


----------------------------------------------
                                  ----------------------------------------------
----------------------------------------------
                                  ----------------------------------------------

                                    PART II
        INFORMATION NOT REQUIRED IN THE PROSPECTUS/INFORMATION STATEMENT

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Jacor, being incorporated under the General Corporation Law of the State of Delaware, is empowered by Section 145 of such law ("Statute"), subject to the procedures and limitations stated in the Statute, to indemnify any person ("Indemnitee") against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any threatened, pending or completed action, suit or proceeding to which an Indemnitee is made a party or threatened to be made a party by reason of the Indemnitee's being or having been a director, officer, employee or agent of Jacor or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of Jacor. The Statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Statute also provides that Jacor may purchase insurance on behalf of any director, officer, employee or agent.

    Article Sixth of Jacor's Certificate of Incorporation contains provisions permitted by Section 102 of the General Corporation Law of the State of Delaware which eliminate personal liability of members of its board of directors for violations of their fiduciary duty of care. Neither the Delaware General Corporation Law nor the Certificate of Incorporation, however, limits the liability of a director for breaching such director's duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase under circumstances where such payment or repurchase is not permitted under the Statute, or obtaining an improper personal benefit.

    Article 8 of Jacor's Bylaws provides that Jacor is obligated to indemnify an Indemnitee in each and every situation where Jacor is obligated to make such indemnification pursuant to the Statute. Jacor must also indemnify an Indemnitee in each and every situation where, under the Statute, Jacor is not obligated but is nevertheless permitted or empowered to make such indemnification. However, before making such indemnification with respect to any situation covered by the preceding sentence, (i) Jacor shall promptly make or cause to be made, by any of the methods referred to in subsection (d) of the Statute, a determination as to whether the Indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of Jacor, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful and (ii) no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of Jacor, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful.

    Pursuant to authority contained in its Bylaws, Jacor maintains in force a standard directors' and officers' liability insurance policy providing a coverage of $10,000,000 against liability incurred by any director or officer in his or her capacity as such.

    The preceding discussion of the Statute and Jacor's Certificate of Incorporation and Bylaws is not intended to be exhaustive and is qualified in its entirety by reference to the complete texts of Jacor's Certificate of Incorporation and Bylaws and to the Statute.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    See Index to Exhibits.

ITEM 22.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (3)  That every prospectus (i) that is filed pursuant to paragraph (2), or
(ii) purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involves therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky on this 24th day of November, 1997.


                                JACOR COMMUNICATIONS, INC.

                                By:  /s/ JON M. BERRY
                                     -------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.



Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ R. CHRISTOPHER WEBER*
--------------------------------------    --------------------------------------
Randy Michaels                            R. Christopher Weber
CHIEF EXECUTIVE OFFICER AND DIRECTOR      SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                          OFFICER AND ASSISTANT SECRETARY

/s/ ROBERT L. LAWRENCE*                   /s/ ROD F. DAMMEYER*
--------------------------------------    --------------------------------------
Robert L. Lawrence                        Rod F. Dammeyer
PRESIDENT, CHIEF OPERATING OFFICER AND    DIRECTOR
DIRECTOR

/s/ SAMUEL ZELL*                          /s/ F. PHILIP HANDY*
--------------------------------------    --------------------------------------
Samuel Zell                               F. Philip Handy
CHAIRMAN OF THE BOARD AND DIRECTOR        DIRECTOR

/s/ SHELI Z. ROSENBERG*                   /s/ MARC LASRY*
--------------------------------------    --------------------------------------
Sheli Z. Rosenberg                        Marc Lasry
VICE CHAIRMAN AND DIRECTOR                DIRECTOR

/s/ JOHN W. ALEXANDER*                    /s/ MAGGIE WILDEROTTER*
--------------------------------------    --------------------------------------
John W. Alexander                         Maggie Wilderotter
DIRECTOR                                  DIRECTOR

/s/ PETER C.B. BYNOE*
--------------------------------------
Peter C. B. Bynoe
DIRECTOR

    *By:               /s/ JON M.
                BERRY
      --------------------------
            Jon M. Berry,
   AS ATTORNEY-IN-FACT, PURSUANT TO
A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                JACOR COMMUNICATIONS COMPANY

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     ASSISTANT SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.



Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ R. CHRISTOPHER WEBER*
--------------------------------------    --------------------------------------
Randy Michaels                            R. Christopher Weber
PRESIDENT                                 SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                          OFFICER AND DIRECTOR

/s/ JON M. BERRY
--------------------------------------
Jon M. Berry
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------



Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                BROADCAST FINANCE, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.



Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

/s/ R. CHRISTOPHER WEBER*
--------------------------------------
R. Christopher Weber
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------



Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                CINE FILMS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                CINE GUARANTORS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                CINE GUARANTORS II, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                CINE GUARANTORS II, LTD.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                CINE MOBILE SYSTEMS INT'L. N.V.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                CINE MOVIL S.A. DE C.V.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                CITICASTERS CO.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.



Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

/s/ R. CHRISTOPHER WEBER*
--------------------------------------
R. Christopher Weber
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------



Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                F.M.I. PENNSYLVANIA, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                GACC-N26LB, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                GACC-340, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                GEORGIA NETWORK EQUIPMENT, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                GREAT AMERICAN MERCHANDISING GROUP, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                GREAT AMERICAN TELEVISION PRODUCTIONS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                INMOBILIARIA RADIAL, S.A. DE C.V.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.



Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ R. CHRISTOPHER WEBER*
--------------------------------------    --------------------------------------
Randy Michaels                            R. Christopher Weber
PRESIDENT AND DIRECTOR                    TREASURER AND DIRECTOR

/s/ JON M. BERRY
--------------------------------------
Jon M. Berry
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------



Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                JACOR BROADCASTING CORPORATION

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.



Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

/s/ R. CHRISTOPHER WEBER*
--------------------------------------
R. Christopher Weber
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------



Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                JACOR BROADCASTING OF ATLANTA, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR BROADCASTING OF CHARLESTON, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR BROADCASTING OF COLORADO, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO A POWER OF
    ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR BROADCASTING OF DENVER, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                JACOR BROADCASTING OF FLORIDA, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT AND DIRECTOR                    TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR BROADCASTING OF KANSAS CITY, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR BROADCASTING OF LAS VEGAS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR BROADCASTING OF LAS VEGAS II, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR BROADCASTING OF LOUISVILLE, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR BROADCASTING OF LOUISVILLE II, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR BROADCASTING OF SALT LAKE CITY, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR BROADCASTING OF SALT LAKE CITY II, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR BROADCASTING OF SAN DIEGO, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.



Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

/s/ R. CHRISTOPHER WEBER*
--------------------------------------
R. Christopher Weber
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------



Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR BROADCASTING OF SARASOTA, INC.

                                By:  /s/ Jon M. Berry
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.



Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER

/s/ R. CHRISTOPHER WEBER*
--------------------------------------
R. Christopher Weber
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------



Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR BROADCASTING OF ST. LOUIS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR BROADCASTING OF TAMPA BAY, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR BROADCASTING OF TOLEDO, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR BROADCASTING OF YOUNGSTOWN, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




                               POWER OF ATTORNEY



    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber and Jon M. Berry, or either of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Amendment No. 1 to Registration Statement No. 333-35273 and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.



Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS                        /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

/s/ R. CHRISTOPHER WEBER
--------------------------------------
R. Christopher Weber
DIRECTOR

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR CABLE, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR LICENSEE OF CHARLESTON, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR LICENSEE OF KANSAS CITY, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR LICENSEE OF LAS VEGAS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR LICENSEE OF LAS VEGAS II, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR LICENSEE OF LOUISVILLE, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR LICENSEE OF LOUISVILLE II, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                JACOR LICENSEE OF SALT LAKE CITY, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                JACOR LICENSEE OF SALT LAKE CITY II, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                JACOR/PREMIERE HOLDING, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                JBSL, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.



Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

/s/ R. CHRISTOPHER WEBER*
--------------------------------------
R. Christopher Weber
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------



Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                LOCATION PRODUCTIONS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                LOCATION PRODUCTIONS II, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.



                                MULTIVERSE ACQUISITION CORP.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT




                               POWER OF ATTORNEY



    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Christopher Weber and Jon M. Berry, or either of them, as such signatory's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such signatory and in such signatory's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Amendment No. 1 to Registration Statement No. 333-35273 and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.



Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ STEPHEN C. LEHMAN                     /s/ DANIEL M. YUKELSON
--------------------------------------    --------------------------------------
Stephen C. Lehman                         Daniel M. Yukelson
PRESIDENT AND CHIEF EXECUTIVE OFFICER     SECRETARY, SENIOR VICE PRESIDENT OF
                                          FINANCE AND
                                          CHIEF FINANCIAL OFFICER

/s/ JON M. BERRY
--------------------------------------
Jon M. Berry
DIRECTOR

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                NOBLE BROADCAST CENTER, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                NOBLE BROADCAST GROUP, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                NOBLE BROADCAST HOLDINGS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                NOBLE BROADCAST LICENSES, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                NOBLE BROADCAST OF SAN DIEGO, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                NOBRO, S.C.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.



Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ R. CHRISTOPHER WEBER*
--------------------------------------    --------------------------------------
Randy Michaels                            R. Christopher Weber
PRESIDENT AND DIRECTOR                    TREASURER AND DIRECTOR

/s/ JON M. BERRY
--------------------------------------
Jon M. Berry
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------



Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                NOVA MARKETING GROUP, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                NSN NETWORK SERVICES, LTD.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                PREMIERE RADIO NETWORKS, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.



Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ STEPHEN C. LEHMAN*                    /s/ DANIEL M. YUKELSON*
--------------------------------------    --------------------------------------
Stephen C. Lehman                         Daniel M. Yukelson
PRESIDENT AND CHIEF EXECUTIVE OFFICER     SECRETARY, SENIOR VICE PRESIDENT OF
                                          FINANCE AND
                                          CHIEF FINANCIAL OFFICER

/s/ JON M. BERRY
--------------------------------------
Jon M. Berry
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------



Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                RADIO-ACTIVE MEDIA, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                SPORTS RADIO BROADCASTING, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                SPORTS RADIO, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                TAFT-TCI SATELLITE SERVICES, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                THE SY FISCHER COMPANY AGENCY, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                VTTV PRODUCTIONS

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.


Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------


Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-35273 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 24th day of November, 1997.


                                WHOK, INC.

                                By:  /s/ JON M. BERRY
                                     ------------------------------------------
                                     Jon M. Berry
                                     SENIOR VICE PRESIDENT, TREASURER AND
                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-35273 has been signed on November 24, 1997 by the following persons in the capacities indicated.



Principal Executive Officer:              Principal Financial and Accounting
                                          Officer:

/s/ RANDY MICHAELS*                       /s/ JON M. BERRY
--------------------------------------    --------------------------------------
Randy Michaels                            Jon M. Berry
PRESIDENT                                 TREASURER AND DIRECTOR

/s/ R. CHRISTOPHER WEBER*
--------------------------------------
R. Christopher Weber
DIRECTOR

*By: /s/ JON M. BERRY
    ----------------------------------------



Jon M. Berry
    AS ATTORNEY-IN-FACT, PURSUANT TO
    A POWER OF ATTORNEY PREVIOUSLY FILED.

                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
      2.1    Agreement and Plan of Merger dated February 12, 1996 among Citicasters Inc. ("Citicasters"), Jacor
               Communications, Inc. ("Jacor") and JCAC, Inc. Incorporated by reference to Exhibit 2.1 to Jacor's
               Current Report on Form 8-K dated February 27, 1996.*

      2.2    Warrant Agreement dated as of September 18, 1996 between Jacor and KeyCorp Shareholder Services, Inc., as warrant agent. Incorporated by reference to Exhibit 4.1 to Jacor's Current Report on Form 8-K dated
               October 3, 1996.*

      2.3    Supplemental Agreement dated as of September 18, 1996 between Jacor and KeyCorp Shareholder Services,
               Inc., as warrant agent. Incorporated by reference to Exhibit 4.2 of Jacor's Current Report on Form 8-K
               dated October 3, 1996.*

      2.4    Registration Rights Agreement dated as of August 5, 1996 among Jacor, JCAC, Inc., Great American
               Insurance Company, American Financial Corporation, American Financial Enterprises, Inc., Carl H.
               Lindner, The Carl H. Lindner Foundation, and S. Craig Lindner. Incorporated by reference to Exhibit
               2.22 to Jacor's Post-Effective Amendment No. 1 on Form S-3 to Form S-4 (File No. 333-6639).*

      2.5    Stock Purchase and Stock Warrant Redemption Agreement dated as of February 20, 1996 among Jacor,
               Prudential Venture Partners II, L.P., Northeast Ventures, II, John T. Lynch, Frank A. DeFrancesco,
               Thomas R. Jiminez, William R. Arbenz, CHIC, Incorporated, Bankers Life Holding Corporation and Noble
               Broadcast Group, Inc. ("Noble") (omitting exhibits not deemed material or filed separately in executed form). [Prudential and Northeast are sometimes referred to hereinafter as the "Class A Stockholders";
               Lynch, DeFrancesco, Jiminez and Arbenz as the "Class B Stockholders"; and CHIC and Bankers Life as the
               "Warrant Sellers."] Incorporated by reference to Exhibit 2.1 to Jacor's Current Report on Form 8-K
               dated March 6, 1996, as amended.*

      2.6    Investment Agreement dated as of February 20, 1996, among Jacor, Noble and the Class B Stockholders
               (omitting exhibits not deemed material). Incorporated by reference to Exhibit 2.2 to Jacor's Current
               Report on Form 8-K dated March 6, 1996, as amended.*

      2.7    Asset Exchange Agreement dated as of September 26, 1996 between Citicasters Co. and Pacific and Southern
               Company, Inc. (omitting schedules and exhibits not deemed material). Incorporated by reference to
               Exhibit 2.1 to Jacor's Current Report on Form 8-K dated October 11, 1996.*

      2.8    Agreement and Plan of Merger dated as of October 8, 1996 ("Regent Merger Agreement") between Jacor and
               Regent Communications, Inc. (omitting schedules and exhibits not deemed material). Incorporated by reference to Exhibit 2.1 to Jacor's Current Report on Form 8-K dated October 23, 1996.*

      2.9    Warrant Agreement dated as of February 27, 1997 between Jacor and KeyCorp Shareholder Services, Inc., as warrant agent (included as Exhibit B to Regent Merger Agreement). Incorporated by reference to Exhibit
               4.1 to Jacor's Current Report on Form 8-K dated May 5, 1997.*

      2.10   Registration Rights Agreement dated as of October 8, 1996 among Jacor and the parties listed in Schedule
               I thereto (included as Exhibit I to Regent Merger Agreement). Incorporated by reference to Exhibit 2.4 to Jacor's Current Report on Form 8-K dated October 23, 1996.*

      2.11   Form of Plan and Agreement of Merger between Jacor and New Jacor, Inc. Incorporated by reference to
               Annex VII to the Proxy Statement/Information Statement/Prospectus to Jacor's Form S-4 Registration
               Statement (File No. 333-6639).*

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
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  NUMBER                                              DESCRIPTION OF EXHIBIT
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      2.12   Asset Purchase Agreement dated as of March 17, 1997 among JCC, EFM Programming, Inc., EFM Media
               Management, Inc., EFM Publishing, Inc. and PAM Media, Inc. Incorporated by reference to Exhibit 2.1 to
               Jacor's Current Report on Form 8-K dated March 21, 1997, as amended.*

      2.13   Agreement and Plan of Merger dated as of April 7, 1997 among Jacor, Jacor Communications Company
               ("JCC"), PRN Holding Acquisition Corp. and Premiere Radio Networks, Inc. (omitting schedules and exhibits not deemed material). Incorporated by reference to Exhibit 2.1 to Jacor's Current Report on
               Form 8-K dated April 8, 1997, as amended.*

      2.14   Shareholders' Agreement dated as of April 7, 1997 by and among Jacor, JCC, Archon Communications, Inc.
               ("Archon"), the stockholders of Archon and certain shareholders of Premiere (omitting schedules deemed not material). Incorporated by reference to Exhibit 2.2 to Jacor's Current Report on Form 8-K dated
               April 8, 1997, as amended.*

      2.15   Stock Purchase Agreement dated as of April 7, 1997 among Jacor, JCC, Archon Communications Partners LLC and News America Holdings Incorporated (omitting schedules and exhibits not deemed material).
               Incorporated by reference to Exhibit 2.3 to Jacor's Current Report on Form 8-K dated April 8, 1997, as amended.*

      2.16   Purchase Agreement dated June 11, 1997, by and among JCC, the Company, the Subsidiary Guarantors named therein, Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities, Inc. and Merrill
               Lynch, Pierce, Fenner & Smith Incorporated. Incorporated by reference to Exhibit 2.1 to Jacor's
               Current Report on Form 8-K dated June 26, 1997, as amended.*

      2.17   Registration Rights Agreement dated June 17, 1997 among JCC, Jacor, the Subsidiary Guarantors named therein, Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities, Inc. and Merrill
               Lynch, Pierce, Fenner & Smith Incorporated. Incorporated by reference to Exhibit 4.2 to Jacor's
               Current Report on Form 8-K dated June 26, 1997, as amended.*

      4.1    Indenture dated as of June 12, 1996 between Jacor and The Bank of New York for Jacor's Liquid Yield
               Option Notes Due 2001. Incorporated by reference to Exhibit 4.23 to Jacor's Form S-4 Registration
               Statement (File No. 333-6639).*

      4.2    Indenture dated as of June 12, 1996 among Jacor, JCAC, Inc. and First Trust of Illinois, National
               Association for JCAC, Inc.'s 10 1/8% Senior Subordinated Notes due 2006 and Jacor's Guaranty thereof.
               Incorporated by reference to Exhibit 4.24 to Jacor's Form S-4 Registration Statement (File No.
               333-6639).*

      4.3    Effectiveness Agreement dated as of September 16, 1997 among JCC, the Lenders named therein (the
               "Lenders"), The Chase Manhattan Bank, as Administrative Agent, Banque Paribas, as Documentation Agent,
               and Bank of America National Trust and Savings Association (as successor by merger to Bank of America,
               Illinois), as Syndication Agent (omitting schedules and exhibits not deemed material). Incorporated by reference to Exhibit 4.1 to Jacor's Current Report on Form 8-K dated September 30, 1997*

      4.4    Credit Agreement dated as of June 12, 1996 as amended and restated as of February 14, 1997 and as further amended and restated as of September 16, 1997 ("Credit Agreement") among JCC, the Lenders,
               Bank of America National Trust and Savings Association (as successor by merger to Bank of America,
               Illinois), as Syndication Agent, Banque Paribas, as Documentation Agent, and The Chase Manhattan Bank,
               as Administrative Agent (omitting schedules and exhibits not deemed material) (included as Exhibit A to Effectiveness Agreement). Incorporated by reference to Exhibit 4.2 to Jacor's Current Report on
               Form 8-K dated September 30, 1997*

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      4.5    Security Agreement dated as of June 12, 1996 by and between JCAC, Inc. and Chemical Bank as
               Administrative Agent. Incorporated by reference to Exhibit 4.28 to Jacor's Form S-4 Registration
               Statement (File No. 333-6639).*

      4.6    Parent Guaranty dated as of June 12, 1996 and as amended and restated as of September 16, 1997 by Jacor in favor of The Chase Manhattan Bank (as successor by merger to Chemical Bank), as Administrative
               Agent, for the Lenders and any Interest Rate Hedge Providers (as defined in the Credit Agreement).
               Incorporated by reference to Exhibit 4.3 to Jacor's Current Report on Form 8-K dated September 30,
               1997.*

      4.7    Pledge Agreement dated as of June 12, 1996 by and between Jacor and Chemical Bank, as Administrative
               Agent for the Agents (as defined in the Credit Agreement), the Lenders and any Interest Rate Hedge
               Providers. Incorporated by reference to Exhibit 4.30 to Jacor's Form S-4 Registration Statement (File
               No. 333-6639).*

      4.8    Indenture dated as of December 17, 1996 among JCC, Jacor, the Subsidiary Guarantors named therein (the
               "Subsidiary Guarantors") and The Bank of New York for JCC's 9 3/4% Senior Subordinated Notes due 2006
               and Jacor's and the Subsidiary Guarantors' Guaranty thereof. Incorporated by reference to Exhibit 4.9 to Jacor's Form S-3 Registration Statement (File No. 333-19291).*

      4.9    Stock Option Agreement dated as of June 23, 1993 between Jacor and Rod F. Dammeyer covering 10,000 shares of Jacor's common stock.(1) Incorporated by reference to Exhibit 4.3 to Jacor's Quarterly
               Report on Form 10-Q dated August 13, 1993.*

      4.10   Stock Option Agreement dated as of December 15, 1994 between Jacor and Rod F. Dammeyer covering 5,000 shares of Jacor's common stock.(2) Incorporated by reference to Exhibit 4.23 to Jacor's Quarterly
               Report on Form 10-Q dated August 13, 1993.*

      4.11   Indenture dated as of June 17, 1997 among JCC, Jacor, the Subsidiary Guarantors named therein (the
               "Subsidy Guarantors") and The Bank of New York for JCC's 8 3/4% Senior Subordinated Notes due 2007 and
               Jacor's and the Subsidiary Guarantors' Guaranty thereof. Incorporated by reference to Exhibit 4.1 to
               Jacor's Current Report on Form 8-K dated June 26, 1997, as amended.*

      4.12   Form of 8 3/4% Series A Senior Subordinated Note due 2007 (included as part of Indenture listed as
               Exhibit 4.11 which is incorporated by reference to Exhibit 4.1 to Jacor's Current Report on Form 8-K
               dated June 26, 1997, as amended).*

      4.13   Form of 8 3/4% Series B Senior Subordinated Note due 2007 (included as part of Indenture listed as
               Exhibit 4.11 which is incorporated by reference to Exhibit 4.1 to Jacor's Current Report on Form 8-K
               dated June 26, 1997, as amended).*

      4.14   Reaffirmation Agreement dated as of September 16, 1997 among The Chase Manhattan Bank, as Administrative
               Agent for the benefit of the Agents, the Issuing Banks, the Lenders and any Interest Rate Hedge
               Providers (each as defined in the Credit Agreement), Jacor, JCC and each subsidiary of JCC.
               Incorporated by reference to Exhibit 4.4 to Jacor's Current Report on Form 8-K dated September 30,
               1997.*

      4.15   First Supplemental Indenture dated as of September 16, 1997 (Supplemental to Indenture dated as of June
               12, 1996) between JCC, Jacor and First Trust National Association for JCC's 10 1/8% Senior
               Subordinated Notes due 2006 and Jacor's Guaranty thereof. Incorporated by reference to Exhibit 4.5 to
               Jacor's Current Report on Form 8-K dated September 30, 1997.*

      4.16   First Supplemental Indenture dated as of September 16, 1997 (Supplemental to Indenture dated as of
               December 17, 1996) between JCC, Jacor, the Subsidiary Guarantors named therein, and The Bank of New
               York for JCC's 9 3/4% Senior Subordinated Notes due 2006 and Jacor's and the Subsidiary Guarantors'
               Guarantees thereof. Incorporated by reference to Exhibit 4.6 to Jacor's Current Report on Form 8-K
               dated September 30, 1997.*
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
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  NUMBER                                              DESCRIPTION OF EXHIBIT
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
      4.17   First Supplemental Indenture dated as of September 16, 1997 (Supplemental to Indenture dated as of June
               17, 1997) between JCC, Jacor, the Subsidiary Guarantors named therein, and The Bank of New York for
               JCC's 8 3/4% Senior Subordinated Notes due 2007 and Jacor's and the Subsidiary Guarantors' Guarantees
               thereof. Incorporated by reference to Exhibit 4.7 to Jacor's Current Report on Form 8-K dated
               September 30, 1997.*

      5      Opinion of Graydon, Head & Ritchey.

     10.1+   Employment Agreement dated as of January 17, 1997 between Jacor and Paul F. Solomon. Incorporated by reference to Exhibit 10.4 to Jacor's Current Report on Form 8-K dated May 5, 1997.*

     10.2+   Jacor Communications, Inc. 1993 Stock Option Plan. Incorporated by reference to Exhibit 99 to Jacor's
               Quarterly Report on Form 10-Q dated August 13, 1993.*

     10.3+   Jacor Communications, Inc. 1995 Employee Stock Purchase Plan. Incorporated by reference to Exhibit 4.01 to Jacor's Registration Statement on Form S-8, filed on November 9, 1994.*

     10.4+   Jacor Communications, Inc. Executive Stock Unit Plan effective as of November 7, 1996. Incorporated by reference to Exhibit 10.5 to Jacor's Annual Report on Form 10-K for the year ended December 31, 1996.*

     10.5+   Jacor Communications, Inc. 1996 Non-Employee Directors Stock Units. Incorporated by reference to Exhibit
               10.6 to Jacor's Annual Report on Form 10-K for the year ended December 31, 1996.*

     10.6+   Jacor Communications, Inc. Amended and Restated 1995 Employee Stock Purchase Plan. Incorporated by
               reference to Annex 1 to Jacor's Definitive Proxy Statement filed April 30, 1997.*

     10.7+   Jacor Communications, Inc. 1997 Long-Term Incentive Stock Plan. Incorporated by reference to Annex 2 to
               Jacor's Definitive Proxy Statement filed April 30, 1997.*

     10.8+   Jacor Communications, Inc. 1997 Short-Term Incentive Plan. Incorporated by reference to Annex 3 to
               Jacor's Definitive Proxy Statement filed April 30, 1997.*

     10.9+   Jacor Communications, Inc. 1997 Non-Employee Directors Stock Purchase Plan. Incorporated by reference to
               Annex 4 to Jacor's Definitive Proxy Statement filed April 30, 1997.*

     10.10+  Jacor Communications, Inc. 1997 Non-Employee Directors Stock Plan. Incorporated by reference to Annex 5 to Jacor's Definitive Proxy Statement filed April 30, 1997.*

     11      Statement re: computation of per share earnings. Incorporated by reference to Exhibit 11 to Jacor's
               Annual Report on Form 10-K for the year ended December 31, 1996.*

     12      Computation of Ratio of Earnings to Fixed Charges.

     21      Subsidiaries of Jacor.

     23.1    Consent of Coopers & Lybrand L.L.P.

     23.2    Consent of Ernst & Young LLP.

     23.3    Consent of William T. Ogden, Inc.

     23.4    Consent of Graydon, Head & Ritchey (to be included in opinion of counsel filed as Exhibit 5).

     24.1    Powers of Attorney of directors and officers signing this Registration Statement are part of the
               Signature Pages.

     24.2    Power of Attorney of Randy Michaels.**

     25      Statement of Eligibility of The Bank of New York on Form T-1.**

     27      Financial Data Schedule of Jacor. Incorporated by reference to Jacor's Annual Report on Form 10-K for the year ended December 31, 1996, as amended.*

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
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  NUMBER                                              DESCRIPTION OF EXHIBIT
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
     99.1    Form of Letter of Transmittal.**

     99.2    Form of Notice of Guaranteed Delivery.**


------------------------

(1) Identical documents were entered into with John W. Alexander, F. Philip Handy and Marc Lasry.


(2) Identical documents were entered into with John W. Alexander, F. Philip Handy, Marc Lasry and Sheli Z. Rosenberg. Pursuant to substantially identical documents, (a) a grant of 5,000 stock options was made to each of these five individuals in February 1996 and (b) a grant of 5,000 stock options was made to each of these five individuals and to Samuel Zell, Peter
    C. B. Bynoe and Maggie Wilderotter in April 1997.


(+) Management Contracts and Compensatory Arrangements.

(*) Incorporated by reference.


(**) Filed previously.